UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

O’REILLY AUTOMOTIVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 31, 2023

Dear Shareholder:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of O’Reilly Automotive, Inc. to be held in a virtual-only format via live audio webcast at www.virtualshareholdermeeting.com/ORLY2023  on Thursday, May 18, 2023, at 9:00 a.m. Central Time.  We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the meeting.  Whether or not you plan to attend via the live audio webcast, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience or vote via telephone or Internet using the instructions on the proxy card.

Greg Henslee

Executive Chairman of the Board

O’REILLY AUTOMOTIVE, INC.

233 South Patterson Avenue

Springfield, Missouri 65802

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2023

What:	Annual Meeting of Shareholders (“Annual Meeting”)
When:	Thursday, May 18, 2023, 9:00 a.m. Central Time
Where:	The Annual Meeting will be held in a virtual-only format via live audio webcast at www.virtualshareholdermeeting.com/ORLY2023.

Why:	The Annual Meeting is being held for the following purposes:
●	to elect as Directors the ten nominees named in the attached proxy statement;
●	to conduct an advisory (non-binding) vote on executive compensation;
●	to conduct an advisory (non-binding) vote on the frequency (either one, two or three years) of future advisory (non-binding) votes on executive compensation;
●	to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2023;
●	to consider and act upon a shareholder proposal, if properly presented at the Annual Meeting; and
●	to transact such other germane business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 9, 2023, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available during usual business hours at the office of the Corporate Secretary, Julie Gray, at 455 South Patterson Avenue, Springfield, Missouri 65802, to be examined by any shareholder for any purpose reasonably related to the Annual Meeting for ten days prior to the date thereof.  The list will also be electronically available for examination throughout the course of the meeting.

Your vote is important to ensure a quorum at the meeting.  Even if you own only a few shares, and whether or not you expect to virtually attend the meeting, we request you mark, date, sign and mail the enclosed proxy card in the postage-paid envelope provided or vote your shares by telephone or Internet as directed on the enclosed proxy card.  Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close on Wednesday, May 17, 2023, at 11:59 p.m. Eastern Time.

A copy of the Company’s Annual Shareholders’ Report for fiscal year 2022 accompanies this notice.

By Order of the Board of Directors,

Julie Gray

Secretary

O’REILLY AUTOMOTIVE, INC.

233 South Patterson Avenue

Springfield, Missouri 65802

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the “Board”) of O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”), for use at the Annual Meeting of Shareholders (“Annual Meeting”) to be held in a virtual only format via live audio webcast at www.virtualshareholdermeeting.com/ORLY2023 on Thursday, May 18, 2023, at 9:00 a.m., Central Time, and at any adjournments thereof.

Whether or not you expect to virtually attend the meeting, please return your executed proxy card in the enclosed postage-paid envelope or vote via telephone or Internet, using the instructions discussed below and on the proxy card, and the shares represented thereby will be voted in accordance with your instructions.  References to the Company’s website and the contents thereof do not constitute incorporation by reference of the information contained on the Company’s website, and such information is not part of this proxy statement.  The proxy statement and the accompanying proxy card is expected to first begin mailing to shareholders on or about March 31, 2023.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting.

When and where will the 2023 Annual Meeting be held?

The Annual Meeting will be held in a virtual only format via live audio webcast at www.virtualshareholdermeeting.com/ORLY2023 on Thursday, May 18, 2023, at 9:00 a.m. Central Time.  To access the virtual Annual Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or Important Notice Regarding the Availability of Proxy Materials.  If you do not have a control number, you may access the Annual Meeting as a guest.  Online access to the live audio webcast of the Annual Meeting will open 15 minutes prior to the start of the Annual Meeting.  We encourage you to access the meeting in advance of the designated start time.

How will the Annual Meeting be conducted and will there be a question and answer session?

We have designed the format of the Annual Meeting to ensure that our shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting.  All of our board members are expected to join the Annual Meeting and will be available to respond to questions germane to the business matters presented during the meeting.  We intend to answer questions submitted during the meeting that are germane to business matters of the meeting, and in accordance with our Rules for Conduct, which will be able to be viewed on the day of and during the Annual Meeting.  Questions will be grouped by topic, and substantially similar questions will be answered only once.  Questions should be succinct and cover only one topic per question.  To promote fairness, efficient use of the Company’s resources and ensure all shareholder questions are able to be addressed, we will respond to no more than three questions from any single shareholder.  If there are any matters of individual concern to a shareholder or if a question posed was not otherwise answered, we will provide an opportunity for shareholders to contact us separately after the Annual Meeting through our Investor Relations website, http://corporate.oreillyauto.com/contact-us, or by contacting us at (417) 829-5878.

What if I need technical assistance during the Annual Meeting?

If you encounter difficulties accessing or hearing the virtual Annual Meeting audio webcast, please contact the technical support number that will be posted on the Annual Meeting website log-in page for assistance.  We encourage attendees to log in to the virtual Annual Meeting 15 minutes ahead of time.

If I cannot participate in the live Annual Meeting webcast, can I listen to it later?

An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available approximately 24 hours after completion of the meeting, will remain available for 12 months, and can be accessed through the Company’s website at http://corporate.oreillyauto.com/corporate-information-news-room.

Who may vote?

Any shareholder of record as of the record date is entitled to vote their shares at the Annual Meeting.

What is a “shareholder of record”?

A shareholder of record is a shareholder whose ownership of the Company’s common stock is reflected directly on the books and records of the transfer agent, Computershare Trust Company, N.A. (“Computershare”).

What is the record date for the Annual Meeting?

The record date is March 9, 2023.  Shareholders of record at the close of business on March 9, 2023, will be entitled to vote at the Annual Meeting.  Each share of common stock will have one vote on each matter to be voted upon.

Which O’Reilly shares are included in the proxy card I received?

The proxy card you received covers the number of common shares to be voted in your account as of the record date.

What is the difference between holding shares as a registered shareholder and as a beneficial owner?

A registered shareholder owns shares that are registered directly in their name with the Company’s transfer agent, Computershare.  A beneficial owner owns shares held in a stock brokerage account or by a bank.  If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.”  If you are a beneficial owner but not a shareholder of record, you should follow the instructions provided by your broker, bank or other record holder to direct your broker, bank or other holder on how to vote your shares.

Why would I receive more than one proxy card?

You may receive more than one proxy card if you owned shares in more than one account.  You should vote the shares on each of your proxy cards.

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote on four proposals that were solicited by the Board (Proposals 1 through 4), as well as a shareholder proposal (Proposal 5), if properly presented at the Annual Meeting:

1)	To elect as Directors the ten nominees named in this proxy statement;
2)	To conduct an advisory (non-binding) vote on executive compensation;
3)	To conduct an advisory (non-binding) vote on the frequency (either one, two or three years) of future advisory (non-binding) votes on executive compensation;
4)	To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2023; and
5)	A shareholder proposal entitled “Independent Board Chairman,” if properly presented.

How do I vote my shares?

You may vote your share by proxy or during the meeting:

1)

Via Mail:  You may vote by properly completing and signing the enclosed proxy card and returning the card in the enclosed, postage-paid envelope.  Please specify your choices on the proxy card by marking the appropriate boxes.  Shares will be voted in accordance with your written instructions; however, it is not necessary to mark any boxes if you wish to vote in accordance with the Board’s recommendations, outlined further below.  Mark, sign and date your proxy card and return it in the postage-paid envelope provided or send it to O’Reilly Automotive, Inc. Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2)

Via the Internet:  You may vote on the Internet by visiting www.proxyvote.com.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

3)	Via Telephone: Using any touch-tone telephone, you may vote your shares by dialing toll-free: 1-800-690-6903. Have your proxy card in hand when calling and follow the instructions.
4)

During the Meeting:  You may vote at the Annual Meeting using the 16-digit control number included on your proxy card, voting instruction form or Important Notice Regarding the Availability of Proxy Materials.

If you choose to vote on the Internet or by telephone, please note voting will close at 11:59 p.m. Eastern Time, on Wednesday, May 17, 2023.  The Board encourages you to vote your shares promptly.

May I change my vote after I submit my proxy?

You may change your vote after submitting a proxy card.  If, after sending in your proxy, you desire to revoke your proxy for any reason, you may do so by notifying the Secretary of the Company in writing at the principal executive office at any time prior to the voting of the proxy.  The Company’s principal executive office is located at 455 South Patterson Avenue, Springfield, Missouri 65802, the mailing address for which is O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.

Are my votes confidential?

All shareholder meeting proxies and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements.  Representatives of Broadridge Financial Solutions (“Broadridge”) will act as the inspector of election and will count the votes.

How will my vote be counted?

All votes will be tabulated by Broadridge.  All properly executed proxies received by the Board pursuant to this solicitation will be voted in accordance with the shareholder’s directions specified in the proxy card.  If no such directions have been specified by marking the appropriate squares in the signed and returned proxy card, the shares will be voted by the persons named in the enclosed proxy card as follows:

1)	FOR the election as Directors the ten nominees named in this proxy statement;
2)	FOR the approval, by an advisory (non-binding) vote, of the 2022 compensation of the Company’s Named Executive Officers;
3)	For the selection, by an advisory (non-binding) vote, of future advisory (non-binding) votes on executive compensation every “ONE-YEAR” (annually);
4)	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023; and
5)	AGAINST the shareholder proposal entitled “Independent Board Chairman,” if properly presented.

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein.  The Company’s shareholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

No nominee has indicated that he or she would be unable or unwilling to serve as a Director, if elected.  However, should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other persons in their stead as may be designated by the Board.  The Board is not aware of any reason that might cause any nominee to be unavailable to serve as a Director.

How does the Board recommend I vote?

The Board recommends a vote “FOR” each of the nominees for Director named in this proxy statement.  The Board recommends a vote “FOR” the approval, by an advisory (non-binding) vote, of the 2022 compensation of the Company’s Named Executive Officers.  The Board recommends a vote for the selection, by an advisory (non-binding) vote, of future advisory (non-binding) votes on executive compensation every “ONE YEAR” (annually).  The Board recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2023.  The Board recommends a vote “AGAINST” the shareholder proposal entitled “Independent Board Chairman,” if properly presented.

What constitutes a quorum?

On March 9, 2023, there were 61,567,220 shares of common stock outstanding, which constitutes all of the outstanding shares of the Company’s voting capital stock.  A majority of the outstanding shares entitled to vote at the Annual Meeting, represented virtually or by proxy, will constitute a quorum at the meeting.

What are the standards for determining whether an item has been approved?

	Quorum		Effect of	Effect of Broker Non-
Item of Business	Required	Voting Approval Standard	Abstention (1)	Votes (2)
Proposal 1: Election of Directors (3)	Yes	Affirmative vote of majority of shares present and entitled to vote (4)	Vote against	Counted for quorum purposes; no effect on voting
Proposal 2: Advisory vote on Executive Compensation	Yes	Affirmative vote of majority of shares present and entitled to vote (4)	Vote against	Counted for quorum purposes; no effect on voting
Proposal 3: Advisory vote on the Frequency of Future Say on Pay Votes	Yes	The frequency (every one, two or three years) receiving the most votes will be considered the frequency recommended by shareholders	No effect	Counted for quorum purposes; no effect on voting
Proposal 4: Ratification of Selection of Independent Auditors	Yes	Affirmative vote of majority of shares present and entitled to vote (4)	Vote against	Not applicable
Proposal 5: Shareholder proposal entitled “Independent Board Chairman”	Yes	Affirmative vote of majority of shares present and entitled to vote (4)	Vote against	Counted for quorum purposes; no effect on voting
(1)	Proxies marked “ABSTAIN” will be deemed to be represented at the Annual Meeting and considered in determining whether the requisite number of affirmative votes are cast on such matter.
(2)

A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of shares, and the broker does not have, or declines to exercise, discretionary authority to vote those shares.

(3)	Cumulative voting is not allowed for Election of Directors.
(4)	“Shares present and entitled to vote” includes shares represented virtually or by proxy at the Annual Meeting.

Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares, and the firm does not have the authority to vote the shares in its discretion.

How can I get electronic access to the Notice, proxy statement and Annual Report?

The Notice, proxy statement and Annual Report are available at www.proxyvote.com.  The required control number can be found on your proxy card.  These materials are also available on our website at http://corporate.oreillyauto.com/investor-relations-financials.

Where may I find the voting results of the Annual Meeting?

The Board plans to announce the preliminary voting results at the Annual Meeting.  The Company plans to publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting, if final voting results are available at that time.  If the final voting results are not available within that time, the Company will report preliminary results in a Current Report on Form 8-K within four business days following the Annual Meeting and will report final voting results in an amended Current Report on Form 8-K when available.

Will a proxy solicitor be used?

No, the Company has not engaged a third party to assist in the solicitation of proxies for the Annual Meeting.

What are the deadlines for consideration of shareholder proposals or director nominations for the 2024 Annual Meeting of Shareholders?

Shareholder proposals intended to be presented at the 2024 Annual Meeting of Shareholders and included in the Company’s proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by December 2, 2023.  The Company’s Amended and Restated Bylaws (the “Bylaws”) require that shareholder proposals made outside of Rule 14a-8 be submitted not later than February 18, 2024, and not earlier than January 19, 2024.

In addition to satisfying the deadlines in our Bylaws, any shareholder who intends to solicit proxies in support of director nominees other than our own must comply with the additional requirements of Rule 14a-19(b).  To the extent any information is required by Rule 14a-19(b) that is not required under our Bylaws, it must be received by March 19, 2024.

What are the deadlines for submitting director nominations for inclusion in the Company’s proxy materials?

Under the Bylaws, a shareholder (or a group of up to 20 shareholders) owning three percent or more of the Company’s outstanding shares of common stock continuously for at least three years may nominate and include in the Company’s proxy materials candidates for up to 20% of the Board (rounded down, but not less than two).  Nominations must comply with the requirements and conditions of the Bylaws, including the delivery of proper notice to the Secretary of the Company at the Company’s address appearing on the first page of this proxy statement not later than December 2, 2023, and not earlier than November 2, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table summarizes information as of December 31, 2022, with respect to each person or other entity (other than management) known to the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of common stock.

	Name and Address of Beneficial	Amount and Nature of		Percent of
Class of Stock	Owner	Beneficial Ownership		Class
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,166,545	(1)	8.3%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, New York 10055	4,597,447	(2)	7.3%
(1)

As reflected on such beneficial owner’s Schedule 13G/A dated February 9, 2023, provided to the Company in accordance with the Exchange Act.  Of the 5,166,545 shares reported, The Vanguard Group claimed sole voting power over no shares, shared voting power over 90,543 shares, sole dispositive power over 4,906,126 shares and shared dispositive power over 260,419 shares.

(2)

As reflected on such beneficial owner’s Schedule 13G/A dated January 31, 2023, provided to the Company in accordance with the Exchange Act.  Of the 4,597,447 shares reported, BlackRock, Inc. claimed sole voting power over 4,170,398 shares, shared voting power over no shares, sole dispositive power over 4,597,447 shares and shared dispositive power over no shares.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table summarizes, as of March 9, 2023, the beneficial ownership of the Company’s outstanding shares of common stock for each current Director of the Board, each of the Company’s current Named Executive Officers and all Directors and executive officers as a group.  Unless otherwise indicated, the Company believes that the beneficial owners set forth in the following table have sole voting and dispositive power.

	Direct	Indirect	Current Exercisable	Total	Percent of
Name	Ownership	Ownership	Options (a)	Ownership (a)	Class
Greg Henslee (b)	8,359	30,493	59,599	98,451	*
David O’Reilly (c)	61,757	243,085	—	304,842	*
Larry O’Reilly (d)	52,508	157,849	—	210,357	*
Jay D. Burchfield (e)	17,839	—	—	17,839	*
Thomas T. Hendrickson (e)	1,246	—	—	1,246	*
John R. Murphy (e)	1,600	—	—	1,600	*
Dana M. Perlman (e)	1,298	—	—	1,298	*
Maria A. Sastre (e)	877	—	—	877	*
Andrea M. Weiss (e)	1,158	—	—	1,158	*
Fred Whitfield (e)	365	—	—	365	*
Gregory D. Johnson (f)	4,743	968	64,205	69,916	*
Brad Beckham (g)	662	1,075	14,472	16,209	*
Jeremy Fletcher (h)	2,300	212	8,490	11,002	*
Brent Kirby (i)	25	—	15,188	15,213	*
Tom McFall (j)	5,897	420	46,043	52,360	*
All Directors and executive officers as a group (28 persons)	176,230	441,617	342,466	960,313	1.55%
*	denotes less than 1.0%
(a)	With respect to each person, assumes the exercise of all stock options held by such person that were exercisable within 60 days of March 9, 2023.
(b)

The stated number of directly owned shares includes 1,137 restricted shares awarded under the Company’s long-term incentive compensation plans and 1,414 shares held in the O’Reilly Employee Stock Purchase Plan.  The stated number of indirectly owned shares includes 4,993 owned shares held in the O’Reilly Employee Savings Plan with Fidelity Investments (“Fidelity”) as trustee and 25,500 shares held in a Grantor Retained Annuity Trust (“GRAT”).

(c)

The stated number of directly owned shares includes 1,049 restricted shares awarded under the Company’s long-term incentive compensation plans.  The stated number of indirectly owned shares includes 6,635 shares owned by Mr. O’Reilly’s spouse and 236,447 shares controlled by Mr. O’Reilly as trustee of a trust for the benefit of his children.

(d)

The stated number of indirectly owned shares includes 98,367 shares controlled by Mr. O’Reilly as trustee of a trust for the benefit of his children, 33,247 shares held in a GRAT and 26,235 shares controlled by Mr. O’Reilly in a family registered partnership.

(e)	The stated number of directly owned shares includes 248 restricted shares awarded under the Company’s long-term incentive compensation plans.
(f)

The stated number of directly owned shares includes 2,630 shares held in the O’Reilly Employee Stock Purchase Plan.  The stated number of indirectly owned shares are held in the O’Reilly Employee Savings Plan with Fidelity as trustee.

(g)

The stated number of directly owned shares includes 389 shares held in the O’Reilly Employee Stock Purchase Plan.  The stated number of indirectly owned shares are held in the O’Reilly Employee Savings Plan with Fidelity as trustee.

(h)

The stated number of directly owned shares includes 569 shares held in the O’Reilly Employee Stock Purchase Plan.  The stated number of indirectly owned shares are held in the O’Reilly Employee Savings Plan with Fidelity as trustee.

(i)	The stated number of directly owned shares includes 25 shares held in the O’Reilly Employee Stock Purchase Plan.
(j)

The stated number of directly owned shares includes 28 shares held in the O’Reilly Employee Stock Purchase Plan.  The stated number of indirectly owned shares are held in the O’Reilly Employee Savings Plan with Fidelity as trustee.

Officer and Director Stock Ownership Guidelines

The Board has adopted stock ownership requirements for the Company’s Directors, executive officers and executive and senior vice presidents to align their interests with those of the Company’s shareholders.  In February of 2023, the Board revised the stock ownership requirements for the affiliated Director(s), president(s), and co-presidents to further align the Company’s Board and management interests with those of the Company’s shareholders.  The Human Capital and Compensation Committee reviews the stock ownership guidelines and requirements and reviews progress toward meeting ownership requirements quarterly and has discretion to waive these guidelines; however, it has never done so.

As of December 31, 2022, the Company’s independent Directors are required to own shares of the Company’s common stock valued at a minimum of five times their annual cash retainer, currently $550,000, within five years of the date they first become a Director or of a change in the minimum requirement.  For purposes of the guidelines, common stock ownership includes shares owned by the Director, directly or indirectly, vested restricted shares awarded by the Company and the intrinsic value of the Director’s vested stock options granted by the Company.  As of December 31, 2022, the total stockholdings of each of the independent directors, who has been serving as a Director for at least five years, satisfied their respective stock ownership requirement.

The Company’s affiliated Directors and executives are required to comply with and maintain the stock ownership requirements the Company’s common stock valued at the minimum of a specified multiple of their base salary within five years of first assuming their respective position or of a change in the minimum requirement.  For purposes of the guidelines, common stock ownership includes shares owned by the officer directly, shares held by the officer in the Company’s Employee Stock Purchase Plan, shares held by the officer in the Company’s Profit Sharing and Savings Plan, vested restricted shares awarded by the Company, and the tax affected intrinsic value of the officer’s vested stock options granted under the Company’s incentive plans.  Individuals who do not comply with the required level of ownership within the specified time period will be required to hold 50% of net after-tax shares issued upon the exercise of any of their stock options and will not be allowed to sell any other shares of the Company that they may own until compliance is achieved.  The stock ownership requirement does not apply after an executive reaches age 62.  As of December 31, 2022, each of the Company’s executive officers and executive and senior vice presidents, who had been in their positions for at least five years, satisfied the stock ownership requirement applicable to each of them.

The following table identifies the affiliated Director and executive stock ownership requirements:

Position	Minimum Ownership Requirement Multiple of Base Salary
Affiliated Board Director(s)	5x
Chief Executive Officer	5x
President(s)/Co-Presidents(s)	4x
Chief Operating Officer	3x
Chief Financial Officer	3x
Executive Vice President(s)	3x
Senior Vice President(s)	2x

PROPOSAL 1 – ELECTION OF DIRECTORS

Information about the Director Nominees

The Company’s Bylaws and Amended and Restated Articles of Incorporation provide for the annual election of Directors.  The Board has nominated Greg Henslee, David O’Reilly, Larry O’Reilly, Jay D. Burchfield, Thomas T. Hendrickson, John R. Murphy, Dana M. Perlman, Maria A. Sastre, Andrea M. Weiss and Fred Whitfield as Directors for a one-year term expiring at the Company’s 2024 Annual Meeting of Shareholders.

The following identifies

(i)	his or her present positions and offices with the Company, if applicable;
(ii)	his or her age;
(iii)	the year in which he or she was first elected or appointed a Director (each serving continuously since first elected or appointed, unless otherwise stated);
(iv)	the business experience and principal occupation for at least the last five years of each of the nominees;
(v)	the qualifications and skills, which the Director possesses, that qualify him or her for service on the Company’s Board; and
(vi)

his or her directorships for at least the last five years in any company with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940 (as specifically noted), as applicable.

Each of the below nominees’ current term expires in 2023.

Greg Henslee

Affiliated Director and Executive Chairman of the Board

Age:  62

Director since:  2017

Board committees:  None.

Experience

Mr. Henslee has served as a member of the Board since November 2017 and Executive Chairman of the Board since May 2021.  Mr. Henslee served as Executive Vice Chairman of the Board from May 2018 until May 2021.  Mr. Henslee served as Chief Executive Officer from February 2005 until May 2018.  Mr. Henslee served O’Reilly as President from December 2012 to February 2017; Co-President from 1999 to 2012; Senior Vice President of Information Systems, Inventory Control, Customer Service, Computer Operations, Pricing and Loss Prevention from 1998 to 1999; Vice President of Store Operations from 1995 to 1998; and Director of Computer Operations and Loss Prevention from 1993 to 1995.

Qualifications and Skills

Mr. Henslee is being re-nominated as a Director because, among his other qualifications, he possesses over 40 years of experience in the automotive aftermarket industry, 38 years of experience and expertise in the Company’s operations, strategic planning and leadership development, and has held leadership positions on various automotive aftermarket organizations and associations.

David O’Reilly

Affiliated Director and Executive Vice Chairman of the Board

Age:  73

Director since:  1972

Board committees:  None.

Experience

Mr. O’Reilly has served as Executive Vice Chairman of the Board since May 2021.  Mr. O’Reilly served as Executive Chairman of the Board from February 2005 until May 2021.  Mr. O’Reilly served as Co-Chairman of the Board from August 1999 to February 2005;

Chief Executive Officer from March 1993 to February 2005; President of the Company from March 1993 to August 1999; and Vice President of the Company from 1975 to March 1993.

Qualifications and Skills

Mr. O’Reilly is being re-nominated as a Director because, among his other qualifications, he possesses over 45 years of experience and expertise in the Company’s operations and strategic business development and has held leadership roles in numerous automotive aftermarket industry organizations and associations, as well as having served on several bank boards and charitable organization boards.

Larry O’Reilly

Affiliated Director and Vice Chairman of the Board

Age:  76

Director since:  1969

Board committees:  None.

Experience

Mr. O’Reilly has served as Vice Chairman of the Board since February of 2005.  Mr. O’Reilly served as Co-Chairman of the Board from August 1999 to February 2005; Chief Operating Officer from March 1993 to February 2003; President from March 1993 to August 1999; and Vice President from 1975 to March 1993.  Mr. O’Reilly retired from active Company management in February of 2003.  Mr. O’Reilly served as Chairman and Director of Mercy Hospital Springfield from 2000 to 2022; Board Member of the Missouri Sports Hall of Fame from 2003 to 2022; and Trustee of the Lance Armstrong Endowment Board from December 2005 to 2022.

Qualifications and Skills

Mr. O’Reilly is being re-nominated as a Director because, among his other qualifications, he possesses over 50 years of experience and expertise in the Company’s operations, in the automotive aftermarket industry and strategic business development.

Jay D. Burchfield

Independent Director of the Board

Age:  77

Director since:  1997

Independent Lead Director since:  2018

Board committees:  Audit Committee and Human Capital and Compensation Committee

Experience

Mr. Burchfield has served as a Director, Chairman of the Compensation Committee, and Member of the Audit, Executive and Nominating and Wealth Committees of Simmons First National Corporation since May 2015; Chairman of the Board and Director of Trust Company of the Ozarks from April 1998 until his retirement in October 2015; Senior Principal of SilverTree Companies, a real estate company, since January 2010.  Mr. Burchfield’s career has spanned more than 40 years in the banking and financial services industry.

Qualifications and Skills

Mr. Burchfield is being re-nominated as a Director because, among his other qualifications, he possesses experience and expertise in the banking industry, strategic business development, executive compensation and leadership development.  Mr. Burchfield also has the benefit of his other board position, which provides additional experience in board oversight.

Current Public Directorships

●Simmons First National Corporation (SFNC), since May 2015

Thomas T. Hendrickson

Independent Director of the Board

Age:  68

Director since:  2010

Board committees:  Audit Committee (Chair) and Corporate Governance/Nominating Committee

Experience

Mr. Hendrickson has served as a Director and Audit Committee Chairperson for Snap One Holdings Corp. since May 2022; Director and Audit Committee Chairperson for Ollie’s Bargain Outlet Holdings, Inc. since 2015; Chief Administrative Officer, Chief Financial Officer and Treasurer for The Sports Authority, Inc., the parent of retailer “Sports Authority,” from 2003 until his retirement in February of 2014; Executive Vice President and Chief Financial Officer, and Treasurer of Gart Sports Company, from 1998 until its merger with Sports Authority in 2003; and Vice President of Finance, Senior Vice President, and Executive Vice President and Chief Financial Officer of Sportmart, Inc., from 1993 to 1997.  Mr. Hendrickson is a Certified Public Accountant and has over 32 years of retail business experience.

Qualifications and Skills

Mr. Hendrickson is being re-nominated as a Director because, among his other qualifications, he possesses experience and expertise in the retail industry and the areas of risk assessment, accounting and finance, including experience as a chief financial officer.  Mr. Hendrickson also has the benefit of his other board positions, which provide additional experience in board oversight.

Current Public Directorships

●Ollie’s Bargain Outlet Holdings, Inc. (OLLI), since 2015
●Snap One Holdings Corp. (SNPO), since 2022

John R. Murphy

Independent Director of the Board

Age:  72

Director since:  2003

Board committees:  Audit Committee and Human Capital and Compensation Committee (Chair)

Experience

Mr. Murphy joined the board of Cadrenal Therapeutics, Inc. in January of 2023, as a Director and Audit Committee Chairman.  Mr. Murphy served as a Director, Audit Committee Chairman, and Member of the Nominating and Governance Committee of Apria, Inc. from 2019 until April of 2022, when the company was sold.  Mr. Murphy also serves as a Director and the Audit Committee Chairman of Summit Materials, Inc. (“Summit”) since 2012; he also has served as a member of the Governance and Nominating Committee until 2022.  In 2013, Mr. Murphy served as Summit’s Interim Chief Financial Officer.  In addition, Mr. Murphy served as a Director and the Audit Committee Chairman of Alight Solutions from 2019 until 2021.  In 2012, Mr. Murphy was named a Director and Audit Committee Chairman of DJO Global, Inc.; he served in that capacity until 2019.  In 2011, Mr. Murphy served as a Director, Audit Committee and Special Committee member of Graham Packaging, Inc. until September of that year when the company was sold.  Mr. Murphy served as Senior Vice President and Chief Financial Officer of Smurfit-Stone Container Corporation (“Smurfit-Stone”) from 2009 to 2010, where he led the financial restructuring of Smurfit-Stone during its Chapter 11 reorganization.  Mr. Murphy was President and Chief Executive Officer of Accuride Corporation, Inc. (“Accuride”) and a member of its board of directors until October 2008.  Mr. Murphy served as Accuride’s President and Chief Operating Officer from January 2007 to October 2007; he served as President and Chief Financial Officer from February 2006 to December 2006 and as Executive Vice President and Chief Financial Officer from March 1998 to January 2006.  Mr. Murphy is a Certified Public Accountant and holds a Masters of Business Administration.

Qualifications and Skills

Mr. Murphy is being re-nominated as a Director because, among his other qualifications, he possesses experience and expertise in the automotive aftermarket industry, in the accounting and finance areas, including experience as a chief financial officer, and he possesses experience in restructuring and mergers and acquisitions.  Mr. Murphy also has the benefit of his other board positions, which provide additional experience in board oversight.

Current Public Directorships

●	Summit Materials, Inc. (SUM), since 2012
●	Cadrenal Therapeutics, Inc. (CVKD), since January of 2023

Prior Public Board Service

●	Graham Packaging Company Inc. (GRM), 2011
●	Apria, Inc. (APR), 2019 to 2022

Dana M. Perlman

Independent Director of the Board

Age:  42

Director since:  2017

Board committees:  Audit Committee and Corporate Governance/Nominating Committee (Chair)

Experience

Ms. Perlman served as Chief Strategy Officer and Treasurer of PVH Corp. (“PVH”) from 2021 to July 2022, where she was a key partner to the Chief Executive Officer and a member of Executive Leadership, responsible for leading PVH’s global strategy, transformation and business development, including defining, activating and managing PVH’s strategic vision and priorities to deliver key targets, spearheading mergers and acquisitions, integrations, strategic partnerships and value-enhancing projects across PVH.  Ms. Perlman was also responsible for PVH’s treasury and investor relations functions.  Prior to her role as Chief Strategy Officer and Treasurer of PVH, Ms. Perlman served as Senior Vice President, Treasurer, Business Development and Investor Relations of PVH since 2011.  Prior to joining PVH, Ms. Perlman served as Director of Retail Investment Banking at Barclays Capital.  Prior to her role at Barclays Capital, Ms. Perlman held positions with Lehman Brothers and Credit Suisse First Boston.  Ms. Perlman has a Bachelor of Business Administration from the University of Michigan Ross School of Business.  Ms. Perlman also sits on the Board of Sigma Lithium Corporation and is the Chair of the Finance Committee and serves as a member of the Audit Committee and ESG Committee.

Qualifications and Skills

Ms. Perlman is being re-nominated as a director because, among her other qualifications, she possesses over 20 years of experience and expertise in the global retail industry and the areas of strategy, finance, investment banking, business development, acquisitions, risk management, corporate and employer branding, investor communications and environmental, sustainability and governance communication.  Ms. Perlman also has the benefit of her other board position, which provides additional experience in board oversight.

Current Public Directorships

●Sigma Lithium Corporation (SGML), since 2022

Maria A. Sastre

Independent Director of the Board

Age:  67

Director since:  2020

Board committees:  Audit Committee and Corporate Governance/Nominating Committee

Experience

Ms. Sastre served as President and Chief Operating Officer of Signature Flight Support Corporation (“Signature”), the world’s largest network of fixed-based operations and support services for business, government and private aviation, from 2013 until her retirement in 2018.  Ms. Sastre joined Signature in 2010 as its Chief Operating Officer.  Prior to joining Signature, Ms. Sastre was President and Chief Executive Officer of Take Stock in Children, Inc. from 2009 to 2010, a senior executive with Royal Caribbean Cruises LTD from 2000 to 2008, where she held the positions of Vice President, International, Asia, Latin America & Caribbean and Vice President of Hotel Operations, and, prior to 2000, she held numerous domestic and international executive and leadership positions with United Airlines, Inc., Continental Airlines, Inc. and Eastern Airlines, Inc.  Ms. Sastre currently serves on several private and non-profit boards, including

Guidewell Mutual Holding Corporation (Florida Blue) since 2016, where she serves as Chair of the Talent & Compensation Committee, and Miramar Services Corporation since 2019.  Ms. Sastre serves as the Chair of the Nomination & Governance Committee of General Mills, Inc. and also previously served on the Board of Publix Supermarkets and as Chair of the Finance Committee of Darden Restaurants, Inc.

Qualifications and Skills

Ms. Sastre is being re-nominated as a director because, among her other qualifications, she possesses experience in global operations, marketing, retail, mergers and acquisitions, government/public policy and e-commerce and over 20 years of public company board experience, including audit, finance, corporate governance and compensation committees.

Current Public Directorships

●	General Mills, Inc. (GIS), since 2018

Prior Public Board Service

●	Darden Restaurants, Inc. (DRI), 1998 to 2014
●	Laidlaw International, Inc. (LI), 2003 to 2007

Andrea M. Weiss

Independent Director of the Board

Age:  68

Director since:  2019

Board committees:  Audit Committee and Human Capital and Compensation Committee

Experience

Ms. Weiss is the founder of and serves as President and Chief Executive Officer of Retail Consulting, Inc. since 2002.  Ms. Weiss is also the founder of The O Alliance, LLC, a global consulting practice focused on retail, e-commerce and consumer companies.  Prior to founding Retail Consulting, Inc., Ms. Weiss was President of dELiA*s, Inc., President of Guess?, Inc., Executive Vice President, Chief Stores Officer of L Brands, Inc., Senior Vice President of Ann Inc., and Director of Merchandising of The Walt Disney Company.  Ms. Weiss is also a board member for Cracker Barrel Old Country Store, Inc. since 2003, RPT Realty since 2018 and Bed Bath & Beyond Inc. since 2019.  Ms. Weiss currently serves on several private advisory boards.  Ms. Weiss served on the board of directors of GSI Commerce from 2006 to 2011, Chico’s FAS, Inc. from 2009 to 2018, The Pepboys - Manny, Moe & Jack from 2013 to 2016 and Nutrisystem, Inc. from 2013 to 2019.  Ms. Weiss holds a Masters of Administrative Science from The Johns Hopkins University and a Bachelor of Fine Arts from Virginia Commonwealth University.  Ms. Weiss also completed post-graduate studies at Harvard Business School and The Kellogg School at Northwestern University.

Qualifications and Skills

Ms. Weiss is being re-nominated as a director because, among her other qualifications, she possesses over 30 years of experience in the retail industry and the areas of marketing, consumer branding, proprietary brand development, consumer behavior, global retail and e-commerce operations and board governance.  Ms. Weiss also has the benefit of her other board positions, which provide additional experience in board oversight.

Current Public Directorships

●Cracker Barrel Old Country Store, Inc. (CBRL), since 2003
●RPT Realty (RPT), since 2018
●Bed Bath & Beyond Inc. (BBBY), since 2019

Prior Public Board Service

●GSI Commerce (GSIT), 2006 to 2011
●Chico’s FAS, Inc. (CHS), 2009 to 2018
●The Pep Boys - Manny, Moe & Jack (PBY), 2013 to 2016
●Nutrisystem, Inc. (NTRI), 2013 to 2019

Fred Whitfield

Independent Director of the Board

Age:  64

Director since:  2021

Board committees:  Audit Committee and Corporate Governance/Nominating Committee

Experience

Mr. Whitfield has served as President, Vice Chairman, Alternate Governor and Minority Owner of Hornets Sports & Entertainment (“HSE”) since 2018.  Mr. Whitfield joined HSE in 2006 as its President, Chief Operating Officer and Alternate Governor, and during his tenure with HSE, he has overseen all areas of business operations and strategy for the Charlotte Hornets and Spectrum Center, including sales, marketing, public relations, legal, finance and human resources.  Along with serving as an Alternate Governor on the National Basketball Association Board of Governors, Mr. Whitfield also currently serves as a member of the National Basketball Association Global Diversity and Inclusion Council.  Prior to joining HSE, Mr. Whitfield was Director of Business/Legal Affairs of Jordan Brand (a division of NIKE, Inc.); Director of Player Personnel and Assistant Legal Counsel of the Washington Wizards; numerous positions with NIKE, Inc., the last being Director of Player Development, Basketball Sports Marketing; and Senior Partner of Whitfield & Blackmon, Attorneys at Law, LLP.  Additionally, Mr. Whitfield is the founder of HoopTee Charities, Inc., which supports a number of non-profit organizations and initiatives.  Mr. Whitfield holds a Juris Doctorate from North Carolina Central University, as well as a Bachelor of Business Administration in economics and a Masters of Business Administration in marketing, both from Campbell University.

Qualifications and Skills

Mr. Whitfield is being re-nominated as a director because, among his other qualifications, he possesses experience and expertise in areas of the law and legal compliance, brand management and strategies, business development, and diversity and inclusion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ELECTED NOMINEES.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

Rules of the Nasdaq Stock Market (“Nasdaq”) require that a majority of the Board be “independent.”  Under the Nasdaq rules, a director or director nominee is independent if he or she is not an officer or employee of the Company and does not have any relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board has reviewed the independence of its Directors and director nominee under the Nasdaq rules.  During this review, the Board considered transactions and relationships between each Director or any member of his or her family and the Company during 2022.  Please see discussions in “Affiliated Relationships” and “Certain Relationships and Related Transactions” sections for further descriptions, by specific category and type, of the transactions and relationships reviewed.  Consistent with these considerations, the Board has determined that Messrs. Burchfield, Hendrickson, Murphy and Whitfield, and Mss. Perlman, Sastre and Weiss (“independent Directors”) are independent under the Nasdaq rules.

Affiliated Relationships

Greg Henslee, Director of the Board, served as the Company’s Chief Executive Officer from 2005 through 2018.  Greg Henslee also serves as Executive Chairman of the Board of the Company.  David O’Reilly and Larry O’Reilly, Directors of the Board, are siblings.  David O’Reilly also serves as Executive Vice Chairman of the Board of the Company.

Leadership Structure

The Company’s leadership structure, within its Board, consists of a Chairman of the Board, two Vice Chairmen of the Board, an Independent Lead Director, an Audit Committee, a Corporate Governance/Nominating Committee and a Human Capital and Compensation Committee.  The Independent Lead Director also serves on the Audit Committee and the Human Capital and Compensation Committee.  All Committee members satisfy the independence requirements under the Nasdaq rules.  The Company’s Bylaws permit the positions of Chairman of the Board and Chief Executive Officer to be held by the same person; however, the Board believes these roles and their attendant responsibilities should be separate and fulfilled by two separate individuals.  The Company believes having separate roles allows its Board to effectively provide guidance to and oversight of its management.  As a result, Greg Henslee serves in the role of Chairman of the Board and Gregory D. Johnson serves in the role of Chief Executive Officer.

Independent Lead Director

From time to time, in the interest of sound corporate governance, the Board may appoint an Independent Lead Director.  The Board believes that the designation of an Independent Lead Director improves the functionality of the Board and its Committees and aids in the fiduciary obligations each Director has to the Company and its shareholders.  In May of 2018, the Corporate Governance/Nominating Committee nominated, and the Board approved, Jay D. Burchfield to serve as Independent Lead Director.  Mr. Burchfield has served as Independent Lead Director since that time.

The responsibilities of the Independent Lead Director include, but are not limited to, the following:

●	Serves as a liaison among other Directors, with the Company’s management, between Board committees and the Board;
●	Presides at Board meetings in the absence of the Chairman of the Board, or at the request of the Chairman of the Board;
●	Ensures Board leadership in the absence or incapacitation of the Chairman of the Board;
●	Chairs executive sessions involving only the independent Directors, develops the agenda for executive sessions to ensure that independent Directors have adequate opportunities for these meetings to be held and adequate time to discuss issues and communicates with the Company’s management, as appropriate, the results of the executive sessions;
●	Consults with the Chairman of the Board as to the appropriate schedules and agendas of Board meetings to ensure there is sufficient time available for serious discussion of appropriate topics proposed by the independent Directors;
●	Advises the Chairman of the Board on the conduct of Board meetings to facilitate teamwork and communication among independent and non-independent Directors;
●	Together with the Chairman of the Board, collaborates with the Company’s management to determine the information and materials provided to the Directors, so that the independent Directors have adequate resources, especially by way of full, timely and relevant information, to support their decision-making responsibilities;
●	Is entitled to request materials from and receive notice of, and attend, all meetings of Board committees;
●	Is available to advise committee chairs in fulfilling their designated roles and responsibilities to the Board;

●	Collaborates with the Board to guide the Company’s management on strategic issues and long-term planning;
●	Consults with the Chairman of the Board on such matters as are pertinent to the Board and the Company;
●	Works with the Corporate Governance/Nominating Committee Chair to analyze the annual Board self-assessment results;
●	Collaborates with the Chairman of the Board and Corporate Governance/Nominating Committee on Board succession planning;
●	Acts as the focal point on the Board concerning issues such as corporate governance and suggestions from independent Directors and monitors and coordinates with the Company’s management on corporate governance issues and developments;
●	Collaborates with the Human Capital and Compensation Committee to ensure a succession plan is in place for the Company’s Chief Executive Officer;
●	Is available for direct communication and consultation with shareholders, upon request through Board approved procedures; and
●	Performs such other duties as the Board or Chairman of the Board may delegate, from time to time.

Meeting Attendance

During 2022, four regularly scheduled meetings of the Board were held.  During the year, each current Director attended 100% of the total number of meetings of the Board during his or her term of service, with the exception of Mr. Whitfield who attended 50% of the total number of meetings of the Board.  During 2022, each independent Director attended 100% of the total number of meetings held by all committees of the Board for which he or she served, with the exception of Mr. Whitfield who attended 64% and Ms. Sastre who attended 92% of the total number of meetings held by all committees of the Board for which he or she served.

Time is allotted at each Board meeting for an executive session involving only the independent Directors.  The Company’s independent Directors held four closed-session meetings during 2022, and each current independent Director attended all meetings during his or her term of service, with the exception of Mr. Whitfield who attended 50%.

The Company encourages, but does not require, the members of its Board to attend the Annual Meeting.  Each director then serving on the Board attended the Company’s 2022 Annual Meeting.

Committees of the Board

The Board has three standing committees, the Audit Committee, the Human Capital and Compensation Committee and the Corporate Governance/Nominating Committee.  Each committee is governed by a written charter and is comprised solely of independent Directors in accordance with the Nasdaq Listing Qualifications.  Charters for each committee are available on the Company’s website at www.OReillyAuto.com and can be obtained free of charge by written request to the attention of the Secretary at the Company’s address appearing on the first page of this proxy statement or by telephone at (417) 874-7161.

Because Greg Henslee, David O’Reilly and Larry O’Reilly do not qualify as independent Directors, they do not participate on any committees of the Board.

Audit Committee

Number of Members:	Seven
Members:	Thomas T. Hendrickson (Chair), Jay D. Burchfield, John R. Murphy, Dana M. Perlman, Maria A. Sastre, Andrea M. Weiss and Fred Whitfield
Number of Meetings during 2022:	Eight

Purpose and Functions:

The purpose of the Audit Committee is to

(i)	review reports of the Company’s financial results, audits and internal controls and communicate the results of those evaluations to management;
(ii)	review the Company’s financial policies and procedures and direct changes as appropriate;
(iii)	direct and oversee the performance of the Company’s internal audit function;
(iv)	review of information security and cybersecurity risks;
(v)	recommend the engagement of the Company’s independent auditors;

(vi)	confer with the independent auditors regarding the adequacy of the Company’s financial controls and fiscal policy in accordance with generally accepted auditing standards;
(vii)	oversee the development of the annual corporate risk assessment and review quarterly high-risk updates;
(viii)	review the independent auditor’s procedures for ensuring its independence with respect to the services performed for the Company;
(ix)	review the Company’s compliance program annually, including the whistleblower program’s quarterly updates; and
(x)	review all related party transactions.

The Board has determined that each member of the Audit Committee is “independent” pursuant to the Nasdaq rules, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act.  In addition, the Board has determined that Mr. Hendrickson, Chair of the Audit Committee, is qualified as an audit committee financial expert, as that term is defined in the rules of the SEC.  The Company’s Audit Committee Charter may be viewed on its website at www.OReillyAuto.com.

Human Capital and Compensation Committee

Number of Members:	Three
Members:	John R. Murphy (Chair), Jay D. Burchfield and Andrea M. Weiss
Number of Meetings during 2022:	Four

Purpose and Functions:

The purpose of the Human Capital and Compensation Committee is to

(i)	act on behalf of the Board with respect to the establishment and administration of the policies governing the annual compensation of the Company’s executive officers;
(ii)	define and articulate the Company’s overall executive compensation philosophy and to administer and approve all elements of compensation for the Company’s executive officers and senior management;
(iii)	review and approve the corporate goals and objectives relevant to the Chairman of the Board and CEO’s compensation;
(iv)	evaluate the Chairman of the Board and CEO’s performance based on those goals and objectives;
(v)	work with, and receive recommendations from, the Company’s Human Resources Department regarding the Company’s executive officers’ total compensation;
(vi)	oversee the awards and related actions under the Company’s various equity plans; and
(vii)	provide oversight and guidance on all human capital management development efforts, including succession planning, recruiting and retention, and diversity and inclusion.

Because the Company’s executive leadership is of critical importance to the Company’s success, the succession planning process is led by the Human Capital and Compensation Committee.  This committee reviews the Company’s succession planning practices and procedures and makes recommendations to the Board concerning succession developments, while ensuring the appropriate succession plans are in place for key executive positions.

The Committee has the authority to retain consultants and advisors, as it may deem appropriate in its discretion.  The Committee has, from time to time, historically utilized third party compensation survey data and/or outside consultant advisors in order to achieve its goal of attracting and retaining executive officers who contribute to the long-term success of the Company.  During 2022, the Company engaged Meridian Compensation Partners, LLC, an outside consultant advisor, for compensation advisory services.  The Company’s Human Capital and Compensation Committee Charter may be viewed on its website at www.OReillyAuto.com.

Corporate Governance/Nominating Committee

Number of Members:	Four
Members:	Dana M. Perlman (Chair), Thomas T. Hendrickson, Maria A. Sastre and Fred Whitfield
Number of Meetings during 2022:	Four

Purpose and Functions:

The purpose of the Corporate Governance/Nominating Committee is to

(i)

establish criteria for the selection of Directors, identify any additional skills sets or attributes necessary to fill gaps on the current Board and to recommend to the Board the nominees for Director in connection with the Company’s Annual Meeting of the shareholders;

(ii)	consider changes in principal employment of Directors and new directorships by Directors to ensure there are no conflicts of interest or loss of skill set;
(iii)	take a leadership role in shaping the Company’s corporate governance policies and to issue and implement the Corporate Governance Principles of the Company;
(iv)	develop and coordinate annual evaluations of the Board, its committees and its members;
(v)	advise the Board regarding long-term Board succession;
(vi)	adhere to all legal standards required by the SEC and Nasdaq; and
(vii)	review and assess the Company’s environmental, sustainability, social and governance policies, goals and programs, and make recommendations to management based on their review and assessment.

The Corporate Governance/Nominating Committee conducts an annual Board evaluation process to determine the effectiveness of the Board and as a tool to aid in continuous improvement.  The Chair of the Corporate Governance/Nominating Committee, in partnership with the Company’s outside counsel, provides questionnaires to the Board, which are completed and returned directly to the Company’s outside counsel who compiles the responses and reports the results on an anonymous basis to the Corporate Governance/Nominating Committee Chair for evaluation and discussion with the Board’s Independent Lead Director and the Chairman of the Board.  Topics in the questionnaire include:

●	Board effectiveness and leadership structure;
●	Board member skills and performance;
●	Board composition, including diversity;
●	Board succession planning;
●	Board committee effectiveness; and
●	Board interaction and communication with Company management.

In recent years, the Board’s self-evaluation process has contributed to improve Board diversity, changes in Board committee membership and committee Chairs, increased focus on Board succession planning and Board refreshment and an increased focus and reporting on the Company’s environmental, sustainability, social and governance policies and programs, including enhanced shareholder outreach.

The Company’s Corporate Governance Principles may be viewed along with the Corporate Governance/Nominating Committee Charter on its website at www.OReillyAuto.com.

The Corporate Governance/Nominating Committee does not have a written policy on the consideration of Director Candidates recommended by shareholders.  It is the view of the Board that all candidates, whether recommended by a shareholder or the Corporate Governance/Nominating Committee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board and its committees.  The established criteria for persons to be nominated for election to the Board and its committees, taking into account the composition of the Board as a whole, at a minimum, includes

●	a candidate’s qualification as “independent” under the federal securities laws and the rules and regulations of the SEC and Nasdaq applicable to the Board and each of its committees;
●	depth, breadth and diversity of experience within the Company’s industry and otherwise;
●	commitments outside of the Board and the ability to devote adequate time to Board and committee matters;
●	special areas of expertise;
●	accounting and financial knowledge;
●	willingness to apply sound and independent business judgment;
●	leadership ability;
●	experience in developing and assessing business strategies;
●	corporate governance expertise;

●	risk management skills; and
●	for incumbent members of the Board, the past performance of the incumbent director.

The Corporate Governance/Nominating Committee is actively engaged with and regularly evaluates and considers director succession for the members of its Board, lead director, and committees and committee chairs to ensure a mix of knowledge and abilities, expertise and tenure that promote and support the Company’s long-term success, while giving consideration to evolving skills, perspective and experience needed on the Board to perform its corporate governance role.  In addition, when the Corporate Governance/Nominating Committee seeks a new candidate for directorship, it seeks qualifications from the individual that satisfy the established criteria for a person to be nominated and a candidate that will complement the attributes and perspective of the other members of the Board.  As the Company’s strategic priorities and the composition of the Board evolve, the priorities and emphasis of qualifications the Corporate Governance/Nominating Committee is seeking in a candidate change, adapting to the Company’s strategic priorities.  Individuals identified by the Corporate Governance/Nominating Committee as qualified to become directors are then recommended to the Board for nomination, and the Board determines the nominees for election after considering the recommendation and report of the Corporate Governance/Nomination Committee.

Finding qualified candidates interested in serving as director is of the highest level of importance to the Corporate Governance/Nominating Committee.  As such, the Corporate Governance/Nominating Committee may use any and all appropriate methods at its disposal for identifying candidates for election.  The Corporate Governance/Nominating Committee’s methods for identifying candidates for election to the Company’s Board include the solicitation of possible candidates from a number of sources, including engaging with outside search firms, from members of its Board, its executives and other research.  Shareholders wishing to recommend a candidate for nomination as a director are requested to send the recommendation in writing to O’Reilly Automotive, Inc. Corporate Governance/Nomination Committee, attention to Julie Gray, at 233 South Patterson Avenue, Springfield, Missouri 65802.  The Board believes it is best qualified to evaluate candidates based on its knowledge of the Company’s business structure, and the Corporate Governance/Nominating Committee may retain one or more third-party search firms to identify suitable candidates.

The Corporate Governance/Nominating Committee’s ongoing efforts to ensure the appropriate breadth and depth of experience on the Board has resulted in the addition of four new independent directors in the past five years, as well as a rotation in the Independent Lead Director role over that same period.  The Corporate Governance/Nominating Committee remains intensely focused on Board director succession, including an emphasis on Independent Lead Director and board Committee chair succession and/or rotation.

Shareholder Nominations

A shareholder who desires to nominate one or more persons for election as director(s) shall deliver “timely notice” (as defined in Section 12, Article II of the Company’s Bylaws) of the shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the Company’s address appearing on the first page of this proxy statement.  In accordance with Section 13, Article II of the Bylaws, such notice shall set forth

(i)	the name and address of record of the shareholder who intends to make the nomination;
(ii)	the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of such notice;
(iii)	the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee;
(iv)

a description of all arrangements or understandings between the shareholder and each nominee, and other arrangements or understandings known to the shareholder, pursuant to which the nomination or nominations are to be made by the shareholder; any other information regarding each proposed nominee that would be required to be included in a proxy statement filed with the SEC; and

(v)	the written consent of each proposed nominee being so named to serve as a Director of the Company.

The presiding officer of a meeting may, if the facts warrant, determine at the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should make that determination, he or she shall so declare at the Annual Meeting, and the defective nomination shall be disregarded.

Risk Oversight

It is management’s responsibility to assess and manage the Company’s exposure to various risks and bring the Company’s most material risks to the Board’s attention.  The Board has oversight responsibility for the processes established to report and monitor systems for material risks applicable to the Company.  In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company.

A quarterly risk overview is provided to the Board by the Company’s General Counsel and the Company’s Senior Vice President of Information Technology, which details the Company’s current and potential risk exposure to litigation, self-insurance, information security and cybersecurity.  In addition, quarterly operational updates and risk assessments are provided by Senior Vice Presidents of selected operational areas, including store operations, distribution operations, finance and real estate.

The Board has delegated certain risk management oversight responsibility to the Board committees, as detailed below.  Each committee regularly reports to the full Board.

Audit Committee Risk Oversight

The Audit Committee provides risk management oversight for areas including economic, financial (such as accounting, credit, liquidity and tax), legal, compliance and regulatory risks.  As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies.  Specific risk assessment areas include reviews of the Company’s Annual Corporate Risk Assessment, which uses the ISO 31000 framework, quarterly high risk scenario updates, quarterly information security and cybersecurity risk updates and a Management Status Report (which identifies the material strategic and operational Company business risks and the controls that respond to and mitigate those risks), the Company’s Code of Conduct and Ethics program compliance, related party transactions, insider trading policy compliance, the Company’s TIPS Hotline activity, the appropriate interpretation and application of new accounting standards, the internal auditor’s comprehensive audit plan and the external auditor’s independence and audit effectiveness.  The Audit Committee reviews, with management, the Company’s financial performance and financing arrangements and meets with the Company’s internal and external auditors to review the Company’s compliance with all applicable financial reporting and Sarbanes-Oxley requirements.  The Audit Committee also reviews, with management, the status of the Company’s information security and cybersecurity programs and initiatives, business continuity planning and PCI compliance.

Human Capital and Compensation Committee Risk Oversight

The Human Capital and Compensation Committee provides risk management oversight for areas including compensation, retention, human capital management and diversity and inclusion risks.  Specific risk assessment areas include reviews of executive officer succession planning, senior management development plans and approval of hiring, promotions and total compensation for the Company’s executives and senior management, including base salary, incentive compensation, benefits and perquisites to ensure they are market competitive and consistent with the Company’s compensation philosophy and ensures that these compensation plans and arrangements do not create inappropriate risks.  In addition, the Human Capital and Compensation Committee assesses risks for non-executive human capital management, including diversity and inclusion and recruiting and retention.

Corporate Governance/Nominating Committee Risk Oversight

The Corporate Governance/Nominating Committee provides risk management oversight for areas including director succession planning and skills assessment, operations, business, long-term strategy, competitive and reputation risks.  Specific risk assessment areas include reviews of the Company’s corporate governance guidelines and their implementation, the Company’s Code of Conduct and Ethics program compliance, the Board committee charters, the Company’s Corporate Governance Principles, updates on shareholder activism and the Company’s environmental, social and governance policies and disclosures.

Under the oversight and direction of the Corporate Governance/Nominating Committee, the Company issues its annual Sustainability, Social, & Governance Report, which illustrates the Company’s approach to human capital management, workforce diversity and inclusion, labor practices, environmental consciousness and governance initiatives.  The Report is available on the Company’s website at www.OReillyAuto.com.

Board Diversity

In selecting a Director nominee, the Corporate Governance/Nominating Committee focuses on a diverse skill set, viewpoints, experience and background that would complement the existing Board.  While the Board does not have a formal policy on Board diversity as it relates to the selection of nominees for the Board, the Corporate Governance/Nominating Committee does consider diversity in knowledge, experience, employment, ethnicity, gender and geography among other factors.  Decisions by the Board regarding nomination of Directors are made based on expected contributions to the Board in furtherance of the interests of shareholders.

Board Diversity Matrix
(as of December 31, 2022)
Total number of Directors		10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or more races or ethnicities	—	—	—	—

LGBTQ+		—
Did not disclose demographic background		—

Board Diversity Matrix
(as of December 31, 2021)
Total number of Directors		10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or more races or ethnicities	—	—	—	—

LGBTQ+		—
Did not disclose demographic background		—

Director Skills and Composition Matrix

The Corporate Governance/Nominating Committee reviewed the core competencies that it believes should be represented on our Board and believes that the qualifications and skills set below reflect the appropriate mix of experiences that, taken together, provide the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.  The following table highlights specific information concerning each Director nominee and the key experience or expertise, qualifications and skills they bring to our Board; their diversity, age, independence and tenure are included as well.  A particular Director may possess additional experience, qualifications, attributes or skills, even if not expressly indicated.

Director Skills and Composition Matrix
December 31, 2022
Board of Directors
	Greg	David	Larry	Jay D.	Thomas T.	John R.	Dana M.	Maria A.	Andrea M.	Fred
Knowledge & Skills	Henslee	O’Reilly	O’Reilly	Burchfield	Hendrickson	Murphy	Perlman	Sastre	Weiss	Whitfield
Leadership:
Public Company Board of				*	*	*	*	*	*
Director Experience
C-Suite Experience	*	*	*	*	*	*	*	*	*	*
Financial/Accounting					*	*	*
Expertise
Operational:
Retail Industry Expertise	*	*	*	*	*		*	*	*	*
Automotive Aftermarket	*	*	*
Industry Expertise
Human Capital Management/	*	*		*		*		*		*
Compensation Expertise
International Expertise						*	*	*	*
Strategic Planning/Capital	*	*	*	*	*	*	*	*	*	*
Allocation Expertise
Omnichannel Expertise							*		*	*
Technology/Cybersecurity					*	*			*
Expertise
Distribution/Supply Chain	*	*	*		*
Expertise
Real Estate Expertise	*	*	*	*	*		*	*	*
Governance:
Risk Assessment/Management	*	*	*	*	*	*	*	*	*	*
Expertise
Government/Regulatory/Public				*				*		*
Policy Expertise
Business Ethics/Corporate
Sustainability and Social			*	*	*	*	*	*	*	*
Responsibility Expertise

Demographic Background
Gender (Male/Female/Non-Binary)	M	M	M	M	M	M	F	F	F	M
Age (at May 18, 2023)	62	73	76	77	68	72	42	67	68	64
African
Diversity (race/ethnicity)	White	White	White	White	White	White	White	Hispanic	White	American
Independence				*	*	*	*	*	*	*
Board tenure (at May 18, 2023)	5	51	54	26	13	20	5	3	4	1

Compensation of Directors

Independent Directors

Independent Directors are paid an annual retainer for service to the Board.  The Independent Lead Director is paid an additional annual fee for service on the Board.  Each Committee Chair is paid an additional annual fee for service as chair of each respective Committee.

To assist the Company in recruiting and retaining qualified Directors, the Company also awards each independent Director an annual restricted share award that vests in one installment after a one-year period.  Upon resignation from the Board for any reason other than retirement, death or disability, all outstanding, unvested equity awards are immediately forfeited.  The Board makes an annual determination of the number of restricted shares to be awarded to each independent Director.

The following table summarizes the compensation paid to the independent Directors, including stock awards, for the year ended December 31, 2022:

Annual retainer	$110,000
Annual Independent Lead Director fee	$35,000
Committee Chair fees	$25,000	Audit Committee
	$21,500	Human Capital and Compensation Committee
	$17,000	Corporate Governance/Nominating Committee
Restricted stock

In May of 2022, each independent Director was awarded a number of restricted shares valued at approximately $157,000.  These restricted shares vest in one installment after a one-year period.  In May of 2022, each independent Director received 248 restricted shares awarded at a price of $635.62 per share.

Non-qualified stock options	No stock option awards were granted during 2022.

Independent Director retainers and fees in the aggregate amount of $849,125 were paid during 2022 and independent Director restricted stock awards with an aggregate fair value of $1,103,438 were granted in 2022.

Affiliated Directors

The Affiliated Director compensation plan provides for an annual cash retainer of $273,000 for service to the Board, this includes Larry O’Reilly.  Affiliated Directors are not paid any other fee amounts and are not granted equity awards in their capacity as directors.

Greg Henslee and David O’Reilly do not receive any additional compensation for services they provide as Directors and are compensated solely for the services they provide as executive officers.

The following table summarizes the compensation paid to all Directors for the year ended December 31, 2022, other than Greg Henslee and David O’Reilly whose compensation is fully reflected in the “Summary Compensation Table” portion of this proxy statement:

DIRECTOR COMPENSATION
					Change in
					Pension Value
	Retainer				and
	and Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid In	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards (a)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Larry O’Reilly	268,500	—	—	—	—	—	268,500
Jay D. Burchfield	141,000	157,634	—	—	—	—	298,634
Thomas T. Hendrickson	131,000	157,634	—	—	—	—	288,634
John R. Murphy	127,750	157,634	—	—	—	—	285,384
Dana M. Perlman	123,875	157,634	—	—	—	—	281,509
Maria A. Sastre	108,500	157,634	—	—	—	—	266,134
Andrea M. Weiss	108,500	157,634	—	—	—	—	266,134
Fred Whitfield	108,500	157,634	—	—	—	—	266,134

(a)

Stock awards granted to Directors represent restricted shares, which vest in one installment after a one-year period.  The dollar value of stock awards represents the grant-date fair value of the awards based on the closing market price of the Company’s common stock on the date of the award.  Please see Note 12 “Share-Based Compensation and Benefit Plans” to the Company’s Consolidated Financial Statements included on its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for further discussion of the assumptions used in calculating share-based compensation expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).  The table below summarizes the Directors’ outstanding restricted share awards as of December 31, 2022:

	Stock Awards
	Number of Shares or Units of Stock That	Market Value of Shares or Units of Stock That
	Have Not Vested (i)	Have Not Vested
Name	(#)	($)
Jay D. Burchfield	248	209,319
Thomas T. Hendrickson	248	209,319
John R. Murphy	248	209,319
Dana M. Perlman	248	209,319
Maria A. Sastre	248	209,319
Andrea M. Weiss	248	209,319
Fred Whitfield	248	209,319
(i)	Represents restricted shares granted on May 13, 2022. The restricted shares granted on May 13, 2022, vest in one installment of 248 shares on May 18, 2023.

In addition, all Directors are reimbursed for appropriate travel and other out-of-pocket expenses incurred in connection with attendance at Board meetings.

Human Capital and Compensation Committee Interlocks and Insider Participation

No member of the Human Capital and Compensation Committee is now, nor has ever been, an officer or an employee of the Company or any of its subsidiaries.  None of the Company’s executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of the Company or a member of the Human Capital and Compensation Committee during 2022.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section describes the compensation packages of the Company’s principal executive officer, principal financial officer, and three other most highly compensated officers, as well as the Executive Chairman of the Board and Executive Vice Chairman of the Board, who were employed by the Company on December 31, 2022 (such individuals are referred to as the “Named Executive Officers” or “NEOs” in this proxy statement).  The NEOs and their positions are identified below:

●	Greg Henslee – Executive Chairman of the Board
●	David O’Reilly – Executive Vice Chairman of the Board
●	Gregory D. Johnson – President and Chief Executive Officer (Effective January 9, 2023, Mr. Johnson’s title changed to Chief Executive Officer.)
●	Brad Beckham – Executive Vice President and Chief Operating Officer (Effective January 9, 2023, Mr. Beckham’s title changed to Co-President.)
●	Jeremy Fletcher – Executive Vice President and Chief Financial Officer (Mr. Fletcher was promoted to Executive Vice President and Chief Financial Officer on May 9, 2022.)
●	Brent Kirby – Executive Vice President and Chief Supply Chain Officer (Effective January 9, 2023, Mr. Kirby’s title changed to Co-President.)
●	Tom McFall – Executive Vice President (Mr. McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President on May 9, 2022.)

Executive summary

The Human Capital and Compensation Committee of the Board is responsible for reviewing the performance of the Company’s NEOs, Executive Vice Presidents and Senior Vice Presidents (collectively, its “executive officers”), recommending to the Board compensation packages and specific compensation levels for its executive officers and other management team members, establishing policies and guidelines for other benefit programs and administering the award of stock options and other stock-based incentives under the Company’s incentive plans.

At the 2022 Annual Meeting, over 86% of the votes cast in the advisory vote on executive compensation, which were present and entitled to vote on the matter, were in favor of the compensation of the Company’s NEOs as disclosed in the 2022 proxy statement.  The Board believes that the outcome of this proposal evidences the commitment of the Human Capital and Compensation Committee to maintain open dialogue with the Company’s shareholders regarding the Company’s executive compensation program, and the Human Capital and Compensation Committee has and will continue to consider these voting results and shareholder sentiments generally as it formulates and implements an executive compensation program designed to align the long-term interests of the Company’s executive officers with the interests of its shareholders.

The policies and procedures of the Human Capital and Compensation Committee are designed to assist the Board in its oversight of the implementation and effectiveness of its policies and strategies regarding the investment in the Company’s most important asset:  its employees (whom the Company refers to as “Team Members”).  These strategies and policies include, but are not limited to:

●	building an increasingly diverse and inclusive Team;
●	recruiting and retaining qualified Team Members;
●	supporting the career development and progression of Team Members;
●	management succession, in conjunction with the Company’s Corporate Governance/Nominating Committee; and
●	other employment practices.

Compensation objectives and philosophy

The main objective of the Company’s compensation philosophy is to provide its executive officers and management with a total compensation package that is competitive and equitable, and which encourages and rewards performance based in part upon the Company’s performance in terms of increases in long-term shareholder value.  The Company’s compensation objectives include both long-term, share-based incentives and short-term, cash incentives.  The Company believes that aligning the interests of its executives and management with those of its shareholders further promotes the success of not only the Company, but also its Team Members.

Risk assessment of compensation programs

The Human Capital and Compensation Committee has reviewed the potential effects of the various components of the Company’s executive officers’ compensation and benefits programs on individual and collective behavior and, ultimately, on the Company’s risk profile and overall approach to risk management.  The Human Capital and Compensation Committee focuses on the Company’s short-term incentives, long-term incentives, and change in control benefits as having the greatest potential to create incentives for individual or collective risk taking.  Following a thorough review of these and the other components of the Company’s compensation and benefits programs, the Human Capital and Compensation Committee has determined that the programs do not create any incentives with respect to individual or collective behavior that are likely to have a material adverse effect upon either the Company’s risk profile or overall approach to risk management.

Additionally, the Company’s non-executive officer and management compensation policies and practices do not excessively incentivize inappropriate risk-taking by its Team Members, and therefore, it is not reasonably likely that the current compensation policies and practices would have a material adverse effect on the Company.

Overview of compensation programs

The key elements of the compensation packages for the Company’s executive officers, including the NEOs, are base salary, annual cash incentive compensation and long-term, share-based incentives.  In determining the composition of elements in each compensation package, the Human Capital and Compensation Committee aims to create a balanced set of rewards, utilizing market-driven influences and external compensation benchmarks.  To ensure that the Company thrives in the competitive talent market, the Human Capital and Compensation Committee reviews industry resources, references and other benchmark reports to determine competitive market ranges and reasonable levels of compensation and, when appropriate, will utilize third party compensation survey data and/or outside consultant advisors to achieve this objective, which are used for context in reviewing the overall compensation levels and maintaining a reasonable and competitive compensation program.

In reviewing the compensation packages of each of the Company’s executive officers and management, the Human Capital and Compensation Committee tallies the aggregate dollar value of each element of an individual’s compensation, including salary, incentive compensation, unrealized share-based compensation gains, the dollar value of all perquisites and other personal benefits and the potential impact of several severance and change-in-control scenarios.  For new appointments to senior executive management, the Company’s management presents compensation recommendations to the Human Capital and Compensation Committee for consideration.

Competitive assessments

The Company’s Human Resources Department, utilizing both publicly available and third-party compiled data, provides the Human Capital and Compensation Committee with industry benchmark information and compensation survey data from the companies in its peer group, including peer salary, bonus, incentive compensation, share-based compensation and other compensation.  The group of peer companies is reviewed annually by the Human Capital and Compensation Committee to ensure that the comparisons are meaningful.  The Human Capital and Compensation Committee evaluates retail peers that conduct business outside of the automotive aftermarket industry based on criteria such as revenue, operating margin, net income, market capitalization, team member count and one- and three-year total shareholder returns, as applicable.  In addition to these key financial and operational metrics, the Human Capital and Compensation Committee also evaluates potential peers based on competition for team member recruitment and companies whose general customer demographics are similar to those of the Company.

The Human Capital and Compensation Committee considers the Company’s relative performance compared with the established group of peer companies in the automotive aftermarket industry and other specialty retailers and considers broad-based survey data compiled by a third-party, Equilar, Inc., including total compensation for top management at companies with total revenues comparable to the total revenues of the Company.  The Human Capital and Compensation Committee does not use this data or peer group data to set specific compensation benchmarks for a position or for any element of compensation but, rather, to evaluate the overall performance of the Company and the individual performance of management to set compensation at reasonable and competitive levels.

Based on its annual review using the previously described criteria, the Human Capital and Compensation Committee made no changes to the Company’s 2022 peer group.  The Company’s 2022 peer group members are identified in the following table:

2022 Peer Group
Peer Name	Peer Ticker Symbol	Peer Name	Peer Ticker Symbol
Advance Auto Parts, Inc.	AAP	Dollar Tree, Inc.	DLTR
AutoNation, Inc.	AN	Foot Locker, Inc.	FL
AutoZone, Inc.	AZO	Genuine Parts Company	GPC
Bed Bath & Beyond Inc.	BBBY	LKQ Corporation	LKQ
Big Lots, Inc.	BIG	Lowe’s Companies, Inc.	LOW
CarMax, Inc.	KMX	Ross Stores, Inc.	ROST
Darden Restaurants, Inc.	DRI	The Sherwin-Williams Company	SHW
Dick’s Sporting Goods, Inc.	DKS	Tractor Supply Company	TSCO
Dollar General Corporation	DG	W.W. Grainger, Inc.	GWW

The range, mean and median revenue and market capitalization of the Company’s 2022 peer group, as well as those metrics for O’Reilly, for the twelve months ended December 31, 2022, or of the most recently completed period end, are identified in the following table (in billions):

	Revenue	Market Capitalization
Peer Group:
Range	$5.66 - $95.95	$0.29 - $119.86
Mean	$21.48	$27.57
Median	$15.90	$20.51

O’Reilly Automotive, Inc.	$14.41	$52.63

Base salary

The Company provides competitive annual base salaries to its executive officers and management in recognition of their job responsibilities and performance.  In determining annual base salary, it is the Human Capital and Compensation Committee’s goal to bring the salaries of the Company’s executive officers and management in line with base compensation being paid by its peer group.  The Human Capital and Compensation Committee specifically reviews compensation information from the publicly traded automotive aftermarket companies in its peer group and compensation surveys and data from the other specialty retailers in its peer group.  The Human Capital and Compensation Committee believes that the Company’s principal competitors for its executive officers are not necessarily the same companies that would be included in a peer group compiled for purposes of comparing shareholder returns.  Consequently, the companies that are reviewed for such compensation purposes may not be the same as the companies comprising the indices included in the Annual Report of the Company for 2022 that accompanies this proxy statement.  The Human Capital and Compensation Committee increased base salary levels in 2022 for the Company’s NEOs to maintain compensation at competitive levels and to reflect Company performance and the individual performance of each of its NEOs.

Incentive compensation plan

The Company provides competitive annual incentive compensation as a percent of base salary based on achievement of certain objective performance goals established by the Human Capital and Compensation Committee each year in order to motivate attainment of short-term goals, link annual cash compensation to achievement of annual priorities and reward individual performance and contributions.

At the beginning of each year a comprehensive operating plan is developed, which contains estimates for the Company’s projected performance for the year, by reviewing the Company’s historical performance, trends in the automotive aftermarket and retail industry, the performance of industry peers and general economic conditions.  The targets for the incentive compensation plans set by the Human Capital and Compensation Committee generally correspond to this operating plan.  The comprehensive operating plan for the 2022 fiscal year was approved by the Board in February of 2022 and reflects the projected results for the 2022 fiscal year.  The Company’s actual performance in each of the target areas is compared to the individual targets predetermined by the Human Capital and Compensation Committee to determine the incentive amount, if any, earned by each executive officer.  Upon achievement of such performance goals, executive officers receive incentive compensation based upon a percentage of their respective base salaries for the attainment of a defined performance goal.

The overall potential compensation varies depending upon the executive’s position; however, under the Company’s 2017 Incentive Award Plan, the maximum aggregate amount of cash compensation that may be paid to any one participant in any year is $10,000,000.  For 2022, the Company’s Chief Executive Officer, Mr. Johnson, had a target of 100% of his individual base salary, which was the same position level salary target applicable in 2021.  For 2022, the Company’s Chief Operating Officer, Mr. Beckham, Chief Financial Officer,

Mr. Fletcher, Chief Supply Chain Officer, Mr. Kirby, and Executive Vice President, Mr. McFall, had targets of 80% of their individual base salaries, which were, in each case, the same position level salary targets applicable in 2021, except for Mr. Fletcher, whose target was 50%.  The Board sets performance target achievement levels for its executives that are challenging enough to require strong and consistent effort by the executives to be achieved and such that the Company’s actual performance above projections would result in payouts above target levels and would likely also result in an increase in total shareholder value.  Over the last five years, annual incentive payouts under the executive incentive compensation plan have exceeded target five times, ranging from 104% to 765% of target during this period of time, and over that same period, the value of the Company’s stock, and associated total shareholder return, increased 352%.

The performance metrics, weighting, targets, actual results and achievement levels utilized by the Human Capital and Compensation Committee for calculating the incentive compensation payable to each of the NEOs for the year ended December 31, 2022, are identified in the table below:

	Weight				Achievement
Performance Metric	(%)	Threshold	Target	Actual	(%)
Comparable store sales (a)	30	4.5%	6.0%	6.4%	37.3
Operating income (in thousands)	30	$2,903,000	$2,993,000	$2,954,491	19.3
Return on invested capital (b)	20	57.32%	61.75%	71.44%	52.8
Free cash flow (in thousands) (c)	20	$1,221,000	$1,488,000	$2,371,123	69.6
	100				179.0
(a)	Calculated based on the change in sales for U.S. stores open at least one year and excludes sales of specialty machinery, sales to independent parts stores and sales to Team Members.
(b)	Calculated as net income, excluding excess tax benefit from share-based compensation payments, plus interest expense, divided by the sum of average debt and average equity, less average cash.
(c)	Calculated as net cash provided by operating activities, less capital expenditures, excess tax benefit from share-based compensation payments and investment in tax credit equity investments.

The following table summarizes the 2022 performance incentive compensation plan salary targets and the resulting payouts for each of the Company’s NEOs who participated in the plan:

					Incentive
	Base Salary	Target	Target	Achievement	Achieved (a)
Named Executive Officer	($)	(%)	($)	(%)	($)
Gregory D. Johnson
President and Chief Executive Officer	1,425,000	100	1,425,000	179.0	2,550,499
Brad Beckham
Executive Vice President and Chief Operating Officer	600,000	80	480,000	179.0	859,116
Jeremy Fletcher (b)
Executive Vice President and Chief Financial Officer	550,000	80	440,000	179.0	787,523
Brent Kirby
Executive Vice President and Chief Supply Chain Officer	600,000	80	480,000	179.0	859,116
Tom McFall (b)
Executive Vice President	500,000	80	400,000	179.0	715,930
(a)	Performance incentive compensation plan has a maximum payout of $10,000,000 per participant.
(b)

Effective May 9, 2022, Jeremy Fletcher was promoted to Executive Vice President and Chief Financial Officer, and at that time, Tom McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President.

Greg Henslee and David O’Reilly, in consultation with the Human Capital and Compensation Committee, are excluded from participation in the annual cash incentive compensation plan pursuant to their responsibilities of providing strategic direction and guidance to the Company and their more limited role in the Company’s day-to-day operational activities.

Long-term, stock-based incentives

The Company offers long-term incentives for executive officers and management in the form of stock option and restricted stock awards.  Stock options and restricted stock may be awarded to the Company’s NEOs, upper- and middle-managers and other key personnel.

The Company believes that its stock-based incentive programs are an important component of compensation to drive long-term corporate performance.  The Human Capital and Compensation Committee has determined that the annual award of restricted stock or grant of stock options to the Company’s executive officers is a key component of each executive officer’s total compensation package based on their duties.  The amounts of such restricted stock awards and/or stock option grants are determined by the Human Capital and Compensation Committee annually in conjunction with performance reviews and salary adjustments during the February Human Capital and Compensation Committee meeting.  In determining how many restricted stock awards and/or stock options should be granted, the Human Capital and Compensation Committee considers the responsibilities and level of each of the executive officers, as well as the Company’s financial performance and other factors as it deems appropriate, consistent with its compensation philosophy and policies.  The restricted stock awards and stock options awarded by the Human Capital and Compensation Committee in 2022, as reflected in the “Grants of Plan Based Awards” table, include an annual award of restricted stock or grant of stock options, as the case may be, determined by the Human Capital and Compensation Committee in consideration of the factors described above.

In the past, the Human Capital and Compensation Committee has reviewed and considered using other equity-based incentives for the long-term compensation component.  After a thorough analysis, including an analysis of the equity grant practices of our peer group companies, stock options and restricted stock awards were determined to be the most effective methods of aligning management interests with those of the Company’s shareholders.

The Human Capital and Compensation Committee has also established specific stock option awards to be granted upon the achievement of certain defined advancements in position.  These position grants occur on the date of promotion or appointment to such positions with an option price equal to the closing market value of the common stock underlying the option on such date.  It is the Company’s belief that these position-related grants significantly increase the retention, motivation and overall performance of its executives, management and other Team Members.  In furtherance of this belief, the Company also has a Team Member stock purchase plan that enables Team Members to purchase O’Reilly common stock at a discount through payroll deductions, and Team Members are also able to invest in the Company’s common stock through its 401(k) plan.

Other

The Company sponsors a 401(k) Profit Sharing and Savings Plan (the “401(k) Plan”) that allows Team Members to make plan contributions on a pre-tax basis.  The Company matches 100% of the first 2% of the Team Member’s compensation, and 25% of the next 4% of the Team Member’s compensation.

Although executives are eligible to participate in the 401(k) Plan, the application of the annual limitations on contributions under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) prevents highly compensated employees, as defined by the Code, from participating at the same levels as non-highly compensated employees.  The Company has established the O’Reilly Automotive Deferred Compensation Plan (the “Deferred Compensation Plan”), which is intended to restore contributions lost because of the application of the annual limitations under the Code that are applicable to the 401(k) Plan.  The Deferred Compensation Plan provides executives whose participation in the 401(k) Plan is limited with the opportunity to defer the full 6% of covered compensation, including salary and incentive-based compensation, by making contributions to the Deferred Compensation Plan that are then matched by the Company as if they had been made under the 401(k) Plan.  This benefit, which assists executives in accumulating funds for retirement, is consistent with observed competitive practices of similarly situated companies.

Section 162(m) (“Section 162(m)”) of the Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year.  The Human Capital and Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.  Accordingly, the Human Capital and Compensation Committee may provide one or more executive officers with the opportunity to earn compensation, whether through base salary, cash incentive-based compensation programs tied to the Company’s financial performance or share-based awards in the form of restricted stock or stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.  The Company believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if a portion of that compensation may not be tax deductible by reason of the Section 162(m) limitation.

In addition, the Company provides its executive officers with certain perquisites, which the Human Capital and Compensation Committee believes are reasonable and consistent with the objectives of attracting and retaining superior talent, as well as maintaining a competitive total compensation package for the executive officers.  Perquisites can include personal use of a Company automobile, reimbursement for health and country club memberships and reimbursements under the Company’s executive management medical reimbursement benefit plan.  Perquisite amounts for the Company’s NEOs are included in the “Summary Compensation Table” in the column “All Other Compensation.”

The Company has entered into change in control severance agreements with its NEOs.  These are described in the “Potential Payments on Termination or Change in Control” and “Employment Arrangements with Executive Officers” sections of the narrative disclosure to the “Summary Compensation Table.”

Compensation mix

The following table summarizes the Company’s actual compensation mix that resulted in 2022 from the compensation programs and practices described above, which includes base salary, restricted stock awards or stock options, non-equity incentive compensation and/or other benefits, for each of its NEOs:

		Restricted		Non-Equity
	Base	Stock	Stock	Incentive	Other	Total
Named Executive Officer	Salary	Awards	Options	Compensation	Benefits	Compensation
Greg Henslee
Executive Chairman of the Board	63%	32%	—%	—%	5%	100%
David O’Reilly
Executive Vice Chairman of the Board	64%	32%	—%	—%	4%	100%
Gregory D. Johnson
President and Chief Executive Officer	26%	—%	25%	47%	2%	100%
Brad Beckham
Executive Vice President and Chief Operating Officer	19%	—%	51%	28%	2%	100%
Jeremy Fletcher (a)
Executive Vice President and Chief Financial Officer	20%	—%	46%	33%	1%	100%
Brent Kirby
Executive Vice President and Chief Supply Chain Officer	19%	—%	51%	28%	2%	100%
Tom McFall (a)
Executive Vice President	28%	—%	39%	31%	2%	100%
(a)

Effective May 9, 2022, Jeremy Fletcher was promoted to Executive Vice President and Chief Financial Officer, and at that time, Tom McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President.

Clawback policy

The Board is dedicated to maintaining and enhancing a culture that is focused on integrity and accountability while tying compensation to the Company’s performance.  The Board, following a recommendation by the Human Capital and Compensation Committee, adopted an incentive compensation clawback policy (the “Policy”) in 2014.  Each of the Company’s NEOs has signed an acknowledgement agreeing to comply with the provisions of the Policy.  The Policy is intended to provide an appropriate and effective incentive compensation recoupment program.

The adopted Policy specifically provides that if the Board or the Human Capital and Compensation Committee determines that incentive compensation of a current or former NEO was overpaid as a result of a restatement of the reported financial results of the Company due to material non-compliance with financial reporting requirements that resulted from the fraud or willful misconduct of the covered employee, then the Board or the Human Capital and Compensation Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results.  The Policy also provides that, to the extent practicable, and as permitted by applicable law, the Board or Human Capital and Compensation Committee will determine whether to seek to recover or cancel the difference between any incentive compensation that was based on having met or exceeded performance targets that would not otherwise have been met based upon accurate financial data and the incentive compensation that would have been paid or granted or that would have vested had the actual payment, granting or vesting been calculated based on the accurate data or restated results, as applicable.

The Policy applies to all incentive compensation granted, paid or credited after the Policy’s adoption by the Board, except to the extent prohibited by applicable law or any other legal obligation of the Company.  “Incentive compensation” means performance bonuses and incentive awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or other stock-based awards) paid, granted, vested or accrued under any Company plan or agreement in the form of cash or Company common stock.

In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act.  The Company intends to review and revise its current recoupment policies and/or adopt a new recoupment policy, to comply with the new requirements, once the Nasdaq listing standards become effective.

Prohibition on Pledging and Hedging Company Securities

The Company’s Insider Trading Policy specifically prohibits Directors and Named Executive Officers from hedging or pledging Company securities.  These covered persons may not enter into hedging or monetization transactions with respect to Company securities, and they cannot hold Company securities in a margin account or pledge Company securities as collateral for a loan.  The Board believes this policy further ensures the interests of these covered persons will remain aligned with those of the Company’s security holders and these individuals will continue to be incentivized to execute the Company’s long-term plans and achieve the performance for which their equity awards are intended.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on its review and discussion with management, the Human Capital and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in O’Reilly Automotive, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted,

THE HUMAN CAPITAL AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF O’REILLY AUTOMOTIVE, INC.

John R. Murphy

Chair of the Human Capital and Compensation Committee

Jay D. Burchfield

Member of the Human Capital and Compensation Committee

Andrea M. Weiss

Member of the Human Capital and Compensation Committee

EXECUTIVE COMPENSATION TABLES

The following table summarizes the annual compensation paid to or earned by the Company’s NEOs for the fiscal years ended December 31, 2022, 2021 and 2020:

SUMMARY COMPENSATION TABLE
							Change in
							Pension Value
							and
							Nonqualified
Name						Non-Equity	Deferred
And				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary(a)	Bonus	Awards(b)	Awards(c)	Compensation(d)	Earnings	Compensation(e)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Greg Henslee (f)	2022	779,615	—	392,325	—	—	—	60,413	1,232,353
Executive
Chairman of the	2021	711,538	—	324,873	—	—	—	50,408	1,086,819
Board
	2020	650,000	—	324,987	—	—	—	54,168	1,029,155

David O’Reilly (f)	2022	675,385	—	340,147	—	—	—	38,590	1,054,122
Executive Vice
Chairman of	2021	682,692	—	367,346	—	—	—	38,409	1,088,447
the Board
	2020	735,000	—	367,395	—	—	—	46,229	1,148,624

Greg D.	2022	1,413,462	—	—	1,425,055	2,550,499	—	88,335	5,477,351
Johnson
President and	2021	1,334,615	—	—	1,349,999	10,000,000	—	79,656	12,764,271
Chief Executive
Officer	2020	1,211,538	—	—	1,249,949	6,454,953	—	74,518	8,990,958

Brad Beckham	2022	600,000	—	—	1,599,991	859,116	—	49,303	3,108,410
Executive Vice
President and	2021	484,615	—	—	249,939	3,061,124	—	32,256	3,827,934
Chief Operating
Officer

Jeremy Fletcher (g)	2022	468,462	—	—	1,105,037	787,523	—	30,722	2,391,744
Executive Vice
President and
Chief Financial
Officer

Brent Kirby	2022	600,000	—	—	1,599,991	859,116	—	49,292	3,108,399
Executive Vice
President and	2021	500,000	—	—	249,939	3,061,124	—	40,875	3,851,938
Chief Supply
Chain Officer

Tom McFall (g)	2022	647,692	—	—	900,082	715,930	—	50,603	2,314,307
Executive Vice
President	2021	855,385	—	—	859,987	5,265,134	—	58,170	7,038,676

	2020	825,385	—	—	829,986	3,428,871	—	76,388	5,160,630
(a)	The “Salary” column includes the portion of salary deferred at a NEO’s election under the Company’s 401(k) Plan and/or Deferred Compensation Plan.
(b)

The “Stock Awards” column refers to restricted share awards granted in 2022, 2021 and 2020, as further discussed in the “Long-term, stock-based incentives” section of the “Compensation Discussion and Analysis” portion of this proxy statement.  All restricted shares awarded vest annually in equal installments over a three-year period, commencing on the first anniversary of the award, subject to the executive’s continued service through each vesting date.  The dollar value of stock awards represents the grant-date fair value of the awards based on the closing market price of the Company’s common stock on the grant date of the award.  Please see Note 12 “Share-Based Compensation and Benefit Plans” to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for further discussion of the accounting used in calculating share-based compensation expenses in accordance with ASC 718.

(c)

The “Option Awards” column refers to the option awards granted to the NEOs, which become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant.  The amounts recognized in the above table reflect the grant date fair value of stock option awards granted during 2022, 2021 and 2020.  During the fiscal years ended December 31, 2022, 2021 and 2020, no option awards were forfeited by the named executives.  The grant date fair value of option awards was determined using the Black-Scholes option-pricing model.  The Black-Scholes model requires the use of assumptions, including expected volatility, expected life, the risk-free rate and the expected dividend yield.  Please see Note 12 “Share-Based Compensation and Benefit Plans” to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for further discussion of these assumptions and the accounting used in calculating share-based compensation expenses in accordance with ASC 718.

(d)

The “Non-Equity Incentive Plan Compensation” column refers to the cash payouts under the Company’s annual performance incentive plan, which is paid in the year following the plan year.  A detailed description of the annual performance incentive plan can be found in the “Incentive compensation plan” section of the “Compensation Discussion and Analysis” portion of this proxy statement.

(e)	The “All Other Compensation” column includes the following:

							Personal Use
		Company				Stock	of Company
		Contributions		Medical	Value of	Discount from	Automobile or	Perquisites
		to Deferred	Company	Insurance	Company Paid	Employee	Allowance for	and
		Compensation	Contributions	Premium	Group Term	Stock	Personal	Personal
		Plan	to 401(k) Plan	Reimbursement	Life Insurance	Purchase Plan	Automobile	Benefits (i)
Name	Year	($)	($)	($)	($)	($)	($)	($)
Greg	2022	23,388	906	10,700	3,564	6,855	7,800	7,200
Henslee (f)	2021	21,346	—	10,300	3,564	6,210	4,800	4,188
	2020	19,500	—	10,000	3,564	5,735	8,400	6,969
David	2022	20,262	—	10,700	6,798	—	—	830
O’Reilly (f)	2021	20,481	—	10,300	6,798	—	—	830
	2020	22,050	—	10,000	6,798	—	6,551	830
Greg D.	2022	42,404	4,933	10,700	2,322	12,421	7,200	8,355
Johnson	2021	40,038	—	10,300	2,322	11,708	7,200	8,088
	2020	36,346	—	10,000	2,322	10,520	7,200	8,130
Brad	2022	18,000	—	10,700	472	5,226	6,600	8,305
Beckham	2021	14,538	—	10,300	385	3,869	1,200	1,964
Jeremy	2022	14,054	—	10,700	477	3,977	600	914
Fletcher (g)
Brent	2022	18,000	1,385	10,700	1,242	2,091	7,200	8,674
Kirby	2021	15,000	—	10,300	1,121	68	6,600	7,786
Tom	2022	19,431	577	10,700	1,242	5,959	6,600	6,094
McFall (g)	2021	25,662	—	10,300	1,242	7,527	7,200	6,239
	2020	44,753	—	10,000	1,242	7,262	7,200	5,931
(i)

The “Perquisites and Personal Benefits” column for each NEO for each year included perquisites and personal benefits valued at less than $10,000 for each benefit, which consisted primarily of, for certain NEOs but not necessarily all, club dues.

(f)	On May 13, 2021, Greg Henslee became Executive Chairman of the Board; at the same time, David O’Reilly became Executive Vice Chairman of the Board.
(g)

Effective May 9, 2022, Jeremy Fletcher was promoted to Executive Vice President and Chief Financial Officer, and at that time, Tom McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President.

The following table summarizes all awards granted during the year ended December 31, 2022, to each of the NEOs:

GRANTS OF PLAN BASED AWARDS
								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock and
		Plan Awards (a)			Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Max (b)	Threshold	Target	Max	or Units (c)	Options (d)	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Greg
Henslee	2/3/2022	—	—	—	—	—	—	594	—	—	392,325
David
O’Reilly	2/3/2022	—	—	—	—	—	—	515	—	—	340,147
Gregory D.	2/3/2022	—	1,425,000	—	—	—	—	—	—	—	—
Johnson	2/3/2022	—	—	—	—	—	—	—	6,333	225.02	1,425,055
Brad	2/3/2022	—	480,000	—	—	—	—	—	—	—	—
Beckham	1/3/2022	—	—	—	—	—	—	—	4,307	232.20	1,000,086
	2/3/2022	—	—	—	—	—	—	—	2,666	225.02	599,905
Jeremy	5/9/2022	—	440,000	—	—	—	—	—	—	—	—
Fletcher (e)	2/3/2022	—	—	—	—	—	—	—	467	225.02	105,085
	5/9/2022	—	—	—	—	—	—	—	4,340	230.40	999,953
Brent	2/3/2022	—	480,000	—	—	—	—	—	—	—	—
Kirby	1/3/2022	—	—	—	—	—	—	—	4,307	232.20	1,000,086
	2/3/2022	—	—	—	—	—	—	—	2,666	225.02	599,905
Tom	2/3/2022	—	400,000	—	—	—	—	—	—	—	—
McFall (e)	2/3/2022	—	—	—	—	—	—	—	4,000	225.02	900,082
(a)

The “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” - “Target” column refers to the potential cash payouts under the Company’s annual performance incentive plan for its executive officers, including the NEOs, for 2022, which would be paid during 2023.  The Human Capital and Compensation Committee approved the goals for the 2022 incentive plans in February of 2022.  The payout amounts for each NEO for 2022 were reviewed and approved by the Human Capital and Compensation Committee and the Board in February of 2023, upon completion of the consolidated financial statements for the fiscal year ended December 31, 2022.  The “Summary Compensation Table” details amounts actually paid under the 2022 annual performance incentive plans in the “Non-Equity Incentive Plan Compensation” column, which were paid in the year following the plan year.  A detailed description of the annual performance incentive plan can be found in the “Incentive compensation plan” section of the “Compensation Discussion and Analysis” portion of this proxy statement.

(b)	The maximum aggregate amount of cash compensation that may be paid to any one participant in any year is $10,000,000 per participant.
(c)	The “All Other Stock Awards: Number of Shares of Stock or Units” column refers to restricted share awards granted to NEOs, which vest in three equal installments on February 3, 2023, 2024 and 2025.
(d)

The “All Other Option Awards: Number of Securities Underlying Options” column refers to stock option awards granted to the NEOs, which become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant, while the remainder become exercisable four years from the date of grant.

(e)

Effective May 9, 2022, Jeremy Fletcher was promoted to Executive Vice President and Chief Financial Officer, and at that time, Tom McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President.

The following table identifies information concerning unexercised stock options, stock options that have not vested and stock awards that have not vested for each of the NEOs as of December 31, 2022:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards						Stock Awards
											Equity Incentive Plan
				Equity							Awards:
				Incentive					Market		Number	Market or
				Plan Awards:			Number		Value of		of	payout value
				Number of			of Shares		Shares or		unearned	of unearned
				Securities			or Units		Units of		shares,	shares,
				Underlying			of Stock		Stock		units or	units or
	Number of Securities			Unexercised	Option		That		That		other rights	other rights
	Underlying Unexercised			Unearned	Exercise	Option	Have Not		Have Not		that have	that have
	Options (#)			Options	Price	Expiration	Vested		Vested		not vested	not vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)		(#)	($)
Greg	23,088	—		—	192.65	1/29/2025	—		—		—	—
Henslee	18,264	—		—	256.34	1/28/2026	—		—		—	—
	18,247	—		—	256.69	2/2/2027	—		—		—	—
	—	—		—	—	—	1,331	(a)	1,123,404	(a)	—	—
David
O’Reilly	—	—		—	—	—	1,348	(b)	1,137,752	(b)	—	—
Greg D.	3,740	—		—	256.34	1/28/2026	—		—		—	—
Johnson	7,574	—		—	256.69	2/2/2027	—		—		—	—
	10,227	—		—	262.38	2/1/2028	—		—		—	—
	24,064	—		—	262.38	2/1/2028	—		—		—	—
	6,664	2,221	(c)	—	344.66	1/31/2029	—		—		—	—
	4,904	4,903	(d)	—	419.88	1/30/2030	—		—		—	—
	2,258	6,773	(e)	—	451.84	2/4/2031	—		—		—	—
	—	6,333	(f)	—	660.48	2/3/2032	—		—		—	—
Brad	1,032	—		—	192.65	1/29/2025	—		—		—	—
Beckham	5,000	—		—	210.23	3/13/2025	—		—		—	—
	833	—		—	256.34	1/28/2026	—		—		—	—
	909	—		—	256.69	2/2/2027	—		—		—	—
	1,564	—		—	262.38	2/1/2028	—		—		—	—
	1,033	344	(c)	—	344.66	1/31/2029	—		—		—	—
	785	784	(d)	—	419.88	1/30/2030	—		—		—	—
	418	1,254	(e)	—	451.84	2/4/2031	—		—		—	—
	—	4,307	(g)	—	695.94	1/3/2032	—		—		—	—
	—	2,666	(f)	—	660.48	2/3/2032	—		—		—	—
Jeremy	5,000	—		—	210.23	3/13/2025	—		—		—	—
Fletcher (i)	253	—		—	272.21	3/11/2026	—		—		—	—
	826	—		—	256.69	2/2/2027	—		—		—	—
	812	—		—	262.38	2/1/2028	—		—		—	—
	500	166	(c)	—	344.66	1/31/2029	—		—		—	—
	330	329	(d)	—	419.88	1/30/2030	—		—		—	—
	161	481	(e)	—	451.84	2/4/2031	—		—		—	—
	—	467	(f)	—	660.48	2/3/2032	—		—		—	—
	—	4,340	(h)	—	610.07	5/9/2032	—		—		—	—
Brent	10,725	—		—	290.51	7/18/2028	—		—		—	—
Kirby	830	276	(c)	—	344.66	1/31/2029	—		—		—	—
	518	518	(d)	—	419.88	1/30/2030	—		—		—	—
	418	1,254	(e)	—	451.84	2/4/2031	—		—		—	—
	—	4,307	(g)	—	695.94	1/3/2032	—		—		—	—
	—	2,666	(f)	—	660.48	2/3/2032	—		—		—	—
Tom	10,520	—		—	256.34	1/28/2026	—		—		—	—
McFall (i)	10,329	—		—	256.69	2/2/2027	—		—		—	—
	9,325	—		—	262.38	2/1/2028	—		—		—	—
	5,331	1,777	(c)	—	344.66	1/31/2029	—		—		—	—
	3,256	3,256	(d)	—	419.88	1/30/2030	—		—		—	—
	1,439	4,314	(e)	—	451.84	2/4/2031	—		—		—	—
	—	4,000	(f)	—	660.48	2/3/2032	—		—		—	—

(a)

Represents restricted shares granted on January 30, 2020, February 4, 2021, and February 3, 2022.  The restricted shares granted on January 30, 2020, vest in one installment of 258 shares on January 30, 2023.  The restricted shares granted on February 4, 2021, vest in one installment of 240 shares on February 4, 2023, and one installment of 239 shares on February 4, 2024.  The restricted shares granted on February 3, 2022, vest in three installments of 198 shares each on February 3, 2023, February 3, 2024, and February 3, 2025.  Market value is calculated by multiplying the “Number of Shares or Units of Stock that Have Not Vested” by the closing price of our common stock of $844.03 as reported on the Nasdaq on December 31, 2022.

(b)

Represents restricted shares granted on January 30, 2020, February 4, 2021, and February 3, 2022.  The restricted shares granted on January 30, 2020, vest in one installment of 291 shares on January 30, 2023.  The restricted shares granted on February 4, 2021, vest in two installments of 271 shares each on February 4, 2023, and February 4, 2024.  The restricted shares granted on February 3, 2022, vest in two installments of 172 shares each on February 3, 2023, and February 3, 2024, and 171 shares on February 3, 2025.  Market value is calculated by multiplying the “Number of Shares or Units of Stock that Have Not Vested” by the closing price of our common stock of $844.03 as reported on the Nasdaq on December 31, 2022.

(c)	Represents stock options granted on January 31, 2019, which become exercisable in four equal installments on January 31, 2020, 2021, 2022 and 2023.
(d)	Represents stock options granted on January 30, 2020, which become exercisable in four equal installments on January 30, 2021, 2022, 2023 and 2024.
(e)	Represents stock options granted on February 4, 2021, which become exercisable in four equal installments on February 4, 2022, 2023, 2024 and 2025.
(f)	Represents stock options granted on February 3, 2022, which become exercisable in four equal installments on February 3, 2023, 2024, 2025 and 2026.
(g)	Represents stock options granted on January 3, 2022, which become exercisable in four equal installments on January 3, 2023, 2024, 2025 and 2026.
(h)	Represents stock options granted on May 9, 2022, which become exercisable in four equal installments on May 9, 2023, 2024, 2025 and 2026.
(i)

Effective May 9, 2022, Jeremy Fletcher was promoted to Executive Vice President and Chief Financial Officer, and at that time, Tom McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President.

The following table summarizes stock option awards exercised and shares of restricted stock, which vested during the year ended December 31, 2022, and the aggregate dollar values realized upon such exercise or vesting for each of the NEOs:

OPTION EXERCISES AND STOCK VESTED
	Options Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting (a)	Vesting
Name	(#)	($)	(#)	($)
Greg Henslee	27,576	17,098,800	812	525,821
David O’Reilly	—	—	918	594,462
Gregory D. Johnson	6,634	4,209,258	—	—
Brad Beckham	5,000	3,443,353	—	—
Jeremy Fletcher	5,000	3,487,458	—	—
Brent Kirby	—	—	—	—
Tom McFall	13,362	7,863,355	—	—
(a)	Reflects the vesting of restricted stock awards granted in 2019, 2020 and 2021. All restricted shares awarded vest annually in equal installments over a three-year period.

The following table identifies information regarding the contributions by each NEO and the Company under the Deferred Compensation Plan for the year ended December 31, 2022, as well as information on aggregate earnings, withdrawals and balances for each NEO:

NONQUALIFIED DEFERRED COMPENSATION
				Aggregate
	Executive	Registrant	Aggregate	Withdrawals /	Aggregate
	Contributions in	Contributions in	Earnings in Last	Distributions in	Balance at Last
	Last Fiscal Year (a)	Last Fiscal Year (b)	Fiscal Year (c)	Last Fiscal Year	Fiscal Year End
Name	($)	($)	($)	($)	($)
Greg Henslee	46,777	21,346	(699,873)	—	5,923,380
David O’Reilly	40,523	20,481	(604,799)	—	2,306,894
Gregory D. Johnson	706,731	40,038	(702,009)	—	3,274,135
Brad Beckham	762,225	14,538	(209,192)	—	1,242,382
Jeremy Fletcher	374,769	9,415	(397,830)	—	1,818,886
Brent Kirby	213,056	15,000	(48,581)	—	423,355
Tom McFall	591,283	25,662	(548,105)	—	3,060,200
(a)	All NEO contribution amounts have been included in the “Salary” column of the “Summary Compensation Table.”
(b)

All registrant contributions have been included in the “All Other Compensation” column of the “Summary Compensation Table.”  NEOs must be employed on December 31 to receive that year’s Company matching contribution, with the matching Contribution funded annually at the beginning of the year following the year in which the matching contribution was earned.  At the beginning of 2023, Company matching contributions of $23,388, $20,262, $42,404, $18,000, $14,054, $18,000 and $19,431 were contributed for Greg Henslee, David O’Reilly, Gregory D. Johnson, Brad Beckham, Jeremy Fletcher, Brent Kirby and Tom McFall, respectively, for the fiscal year ended December 31, 2022.

(c)

Amounts included in the “Aggregate Earnings in Last Fiscal Year” column are not reported as compensation in the “Summary Compensation Table” because the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation under the Deferred Compensation Plan.

The Deferred Compensation Plan provides executive officers who participate in the 401(k) Plan with the opportunity to defer the full 6% of covered compensation, including salary and incentive-based compensation, by making contributions to the Deferred Compensation Plan that are then matched by the Company as if they had been made under the 401(k) Plan.  The Deferred Compensation Plan is intended to restore contributions lost because of the application of the annual limitations under the Code that are applicable to the 401(k) Plan.  Executive officers may elect to defer their base compensation, incentive compensation and/or bonuses to the Deferred Compensation Plan.  Under the Deferred Compensation Plan, executive officers can elect to allocate their contributions, as well as the Company matching contributions, to various equity, bond or fixed income funds that mirror the 401(k) Plan, or a combination thereof, and all interest and/or earnings, which may be credited to the executive officer’s account, are based on the applicable fund’s market performance.  Executive officers may elect to receive distributions at retirement or starting in a specific future year before or after anticipated retirement and may elect to receive the distribution in a lump sum or in periodic payments.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act (the “Rule”), presented below is the ratio of annual total compensation of the Company’s Chief Executive Officer, Gregory D. Johnson, to the annual total compensation of the Company’s median employee (excluding the Chief Executive Officer).  The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).

To determine the median employee in 2021, the Company calculated the annual total cash compensation of each employee for the year ended December 31, 2021, which was also the measurement date.  Total cash compensation for this purpose included base salary, bonus and commissions compiled from the Company’s payroll data.  For employees who were hired during the year, but did not work the full year, their compensation was annualized, but no cost-of-living adjustments were made.  Independent contractors or leased workers were not included in the employee population.  For 2022, the Company used the same median employee for purposes of the ratio calculation, as it did for the year ended December 31, 2021, and the Company used the same measurement date of December 31.  The Company determined that there had been no material changes to its 2021 median employee’s position, job functions or employment status, and there had been no change to the Company’s overall employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure.  No cost-of-living adjustments were applied as part of the calculation.  International employees were excluded from the total employee population under the Rule’s allowed de minimis exemption, as these 2,249 employees accounted for less than 5% of the Company’s total employee population of 87,376 as of December 31, 2022.  For 2022, the employee population for the ratio calculation consisted of 85,127 full-time, part-time and seasonal workers who were employed in the United States as of December 31, 2022.

Annual total compensation, as determined under the Rule, for the Company’s Chief Executive Officer was $5,477,351 for the year ended December 31, 2022, see “Summary Compensation Table” for details.  Annual total compensation, as determined under the Rule, for the Company’s median employee was $34,835 for the year ended December 31, 2022.  The ratio of the Company’s Chief Executive Officer’s annual total compensation to its median employee’s total compensation is 157 to 1 for the year ended December 31, 2022.

Pay versus Performance

Pursuant to Item 402(v) of Regulation S-K and Section 953(a) of the Dodd-Frank Act, presented below is information that shows the compensation paid to Company NEOs and financial performance of the Company.  The company did not materially modify or reprice any outstanding equity awards in fiscal 2022.

			Average		Value of Initial Fixed $100
			Summary	Average	Investment Based On:
	Summary		Compensation	Compensation		Peer Group
	Compensation	Compensation	Table Total	Actually Paid	Total	Total
	Table Total	Actually Paid	for Non-PEO	to Non-PEO	Shareholder	Shareholder		Operating
	for PEO	to PEO(d)(e)	NEOs	NEOs(f)(g)	Return	Return(h)	Net Income	Income
Year	($)	($)	($)	($)	($)	($)	($)	($)
2022(a)	5,477,351	8,519,969	2,201,556	3,340,752	193	112	2,172,650,000	2,954,491,000
2021(b)	12,764,271	19,042,393	4,150,852	5,926,087	161	173	2,164,685,000	2,917,168,000
2020(c)	8,990,958	9,135,920	3,266,357	3,273,105	103	145	1,752,302,000	2,419,336,000
(a)

For 2022, Gregory D. Johnson was the PEO and non-PEO NEOs included Greg Henslee, David O’Reilly, Brad Beckham, Jeremy Fletcher, Brent Kirby and Tom McFall.  Effective May 9, 2022, Jeremy Fletcher was promoted to Executive Vice President and Chief Financial Officer, and at that time, Tom McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President.

(b)	For 2021, Gregory D. Johnson was the PEO and non-PEO NEOs included Greg Henslee, David O’Reilly, Brad Beckham, Brent Kirby, Tom McFall and Jeff M. Shaw.
(c)	For 2020, Gregory D. Johnson was the PEO and non-PEO NEOs included Greg Henslee, David O’Reilly, Tom McFall and Jeff M. Shaw.
(d)

The amounts in the following table represent each of the amounts deducted from and added to the equity award values, as presented in the “Summary Compensation Table,” for the PEO for the applicable year for purposes of computing the “compensation actually paid” amounts appearing in the “Compensation Actually Paid to PEO” column of the “Pay Versus Performance” table.  There was no change in pension values for the years ended December 31, 2022, 2021 and 2020, as the Company did not offer a pension plan.

	Grant Date			Change in Fair Value as	Total Equity
	Fair Value of	Year-End Value	Change in Fair Value as	of the Vesting Date of	Value
	Equity Awards	of Equity Awards	of Year-End of Any Prior	Any Prior Year Awards	Reflected in
	Granted During	Granted During	Year Awards that Remain	the Vested During	Compensation
	Applicable Year	Applicable Year	Unvested as of Year-End	Applicable Year	Actually Paid
Year	($)	($)	($)	($)	($)
2022	(1,425,055)	2,669,294	2,461,678	(663,299)	3,042,618
2021	(1,349,999)	3,186,484	4,659,462	(217,825)	6,278,122
2020	(1,249,949)	1,514,108	301,086	(420,283)	144,962

(e)	The table below identifies the weighted-average assumptions used in the Black-Scholes option pricing model for valuing option awards included in compensation actually paid to PEO:

	December 31,
	2022		2021		2020
Risk free interest rate	3.09%		1.02%		0.65%
Expected life	7.1	Years	7.0	Years	7.0	Years
Expected volatility	29.6%		29.7%		29.3%
Expected dividend yield	—%		—%		—%

(f)

The amounts in the following table represent each of the amounts deducted from and added to the equity award values, as presented in the “Summary Compensation Table,” for the non-PEO NEOs for the applicable year for purposes of computing the “compensation actually paid” amounts appearing in the “Average Compensation Actually Paid to non-PEO NEOs” column of the “Pay Versus Performance” table.  There was no change in pension values for the years ended December 31, 2022, 2021 and 2020, as the Company did not offer a pension plan.

	Grant Date	Year-End	Change in Fair Value	Change in Fair Value	Total
	Fair Value of	Value of	as of Year-End	as of the Vesting Date	Equity Value
	Equity Awards	Equity Awards	of Any Prior Year	of Any Prior Year	Reflected in
	Granted During	Granted During	Awards that Remain	Awards that Vested	Compensation
	Applicable Year	Applicable Year	Unvested as of Year-End	During Applicable Year	Actually Paid
Year	($)	($)	($)	($)	($)
2022	(989,596)	1,747,461	471,834	(90,504)	1,139,196
2021	(479,515)	1,039,838	1,217,694	(2,782)	1,775,235
2020	(578,083)	677,148	105,700	(198,017)	6,748

(g)	The table below identifies the weighted-average assumptions used in the Black-Scholes option pricing model for valuing option awards included in average compensation actually paid to non-PEO NEOs:

	December 31,
	2022		2021		2020
Risk free interest rate	3.12%		1.00%		0.69%
Expected life	7.2	Years	7.0	Years	6.9	Years
Expected volatility	29.5%		29.6%		29.2%
Expected dividend yield	—%		—%		—%

(h)

Peer Group is the Standard and Poor’s S&P 500 Retail Index used for purposes of Item 201(e) of Regulation S-K.  Please see Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” included on the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for further discussion of its peer group.

Below shows the graphical description of the relationship between “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the non-PEO NEOs to the Company’s financial performance measures, Net Income and Operating Income, for the three most recently completed fiscal years:

Compensation Actually Paid versus Financial Performance Measures
(in thousands)
$22,000
$18,000
$14,000
$10,000
$6,000
$2,000
(in millions)
$3,500
$2,800
$2,100
$1,400
$700
$-
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income
Operating Income

Below shows the graphical description of the relationship between “Compensation Actually Paid” to the PEO and the average “Compensation Actually Paid” to the non-PEO NEOs to the Company’s total shareholder return, value of initial fixed $100 investment, for the three most recently completed fiscal years:

Compensation Actually Paid versus Total Shareholder Return
(in thousands)
$20,100
$16,100
$12,100
$8,100
$4,100
$100
$200
$180
$160
$140
$120
$100
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
O'Reilly Total Shareholder Return

Below shows the graphical description of the relationship between the Company’s total shareholder return and its peer group total shareholder return, value of initial fixed $100 investment, for the three most recently completed fiscal years:

Total Shareholder Return
$200
$175
$150
$125
$100
2019
2020
2021
2022
O'Reilly Total Shareholder Return
Peer Group Total Shareholder Return

Below, in an unranked order, are the most important financial performance measures used to link executive compensation actually paid to the Company’s NEOs, except Greg Henslee and David O’Reilly, to the Company’s performance for the year ended December 31, 2022, as further described in the “Compensation Discussion and Analysis” portion of this proxy statement.  Greg Henslee and David O’Reilly, in consultation with the Human Capital and Compensation Committee, are excluded from participation in the annual cash incentive compensation plan pursuant to their responsibilities of providing strategic direction and guidance to the Company and their limited role in the Company’s day-to-day operational activities and, therefore, excluded from these financial performance measures.

Most Important Performance Measures
Comparable Store Sales
Operating Income
Return on Invested Capital
Free Cash Flow

Potential Payments on Termination or Change in Control

Change in Control Agreements

The Company has entered into change in control severance agreements (“the CIC Agreements”) with its NEOs, which become effective only upon a Change in Control (as defined in the CIC Agreements).  In addition, under the Company’s incentive plans there is acceleration of vesting with respect to stock options and restricted stock awards upon a Change in Control (as defined in the applicable incentive plan).

Pursuant to the terms of the CIC Agreements, if, within six months prior to or two years following a Change in Control, any of the NEOs’ employment is terminated by the Company without “Cause,” by reason of death or “Disability,” or by the NEO for “Good

Reason” (each, as defined in the CIC Agreements), then, subject to the NEO’s execution of a release of claims and compliance with their CIC Agreement the NEO will be entitled to:

●	continuation of salary for two years and a payment equal to two times the NEO’s target bonus;
●	continuation of insurance coverage for two years;
●	any unpaid bonus for the immediately preceding year and a pro rata target bonus for the year of termination;
●	an amount equal to all earned but unused vacation days;
●	payment for outplacement services, up to $30,000 and not to exceed 24 months;
●	immediate vesting for all equity-based awards and immediate exercisability for 12 months for all outstanding stock options; and
●	all reasonable legal fees and expenses incurred in disputing the termination of the executive’s employment.

The following table shows the amounts that NEOs who have entered into CIC Agreements would have received if their employment had been terminated by the Company without Cause, by reason of death or Disability, or by the NEO for Good Reason immediately following a Change in Control on December 31, 2022.  The unvested stock option grants and unvested restricted share awards vest pursuant to the terms of the incentive plans upon a Change in Control irrespective of a termination of employment.  The below table does not include amounts related to the NEOs’ vested benefits under the Deferred Compensation Plan, pursuant to vested stock option grants or vested restricted share awards or other compensation, which are described in the tables above.

	Greg	David	Gregory D.	Brad	Jeremy	Brent	Tom
	Henslee	O’Reilly	Johnson	Beckham	Fletcher (b)	Kirby	McFall (b)
Annual salary for two years	$1,570,000	$1,360,000	$2,850,000	$1,200,000	$1,100,000	$1,200,000	$1,000,000
Incentive compensation	—	—	2,850,000	960,000	880,000	960,000	800,000
Continuation of insurance coverage	45,724	1,968	46,531	53,484	52,414	82,014	48,414
Earned but not used vacation	81,518	70,615	147,982	36,923	45,480	50,677	51,922
Unvested stock option grants	—	—	7,007,433	2,123,291	1,512,188	1,976,510	4,694,521
Unvested restricted share awards	1,123,404	1,137,752	—	—	—	—	—
Total (a)	$2,820,646	$2,570,335	$12,901,946	$4,373,698	$3,590,082	$4,269,201	$6,594,857
(a)	Each NEO may also receive payment for outplacement service for up to $30,000.
(b)

Effective May 9, 2022, Jeremy Fletcher was promoted to Executive Vice President and Chief Financial Officer, and at that time, Tom McFall’s title changed from Executive Vice President and Chief Financial Officer to Executive Vice President.

Employment Arrangements with Executive Officers

The Company entered into a written employment agreement effective January 1, 1993, with David O’Reilly.  Such agreement provides for Mr. O’Reilly to be employed by the Company for a minimum period of three years and automatically renews for each calendar year thereafter.  As compensation for services rendered to the Company, the agreement provides for Mr. O’Reilly to receive (i) a base annual salary adjusted annually; and (ii) a bonus, the amount of which is determined by reference to such criteria as may be established by the Human Capital and Compensation Committee.  Mr. O’Reilly, in consultation with the Human Capital and Compensation Committee, is excluded from participating in the bonus portion of his employment agreement pursuant to his responsibilities of providing strategic direction and guidance to the company and his more limited role in the Company’s day-to-day operational activities.

Mr. O’Reilly’s employment may be terminated by the Company for cause (as defined in the agreement) or without cause.  If Mr. O’Reilly’s employment is terminated for cause or if Mr. O’Reilly resigns, his salary and bonus rights will cease on the date of such termination or resignation.  If the Company terminates Mr. O’Reilly without cause, all compensation payments will continue through the remainder of the agreement’s term.  Pursuant to this agreement, Mr. O’Reilly has agreed, for so long as he is receiving payments thereunder, to adhere to certain confidentiality obligations and refrain from engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.  If Mr. O’Reilly had terminated employment on December 31, 2022, such payments would have totaled approximately $680,000.

The Company entered into a written retirement agreement effective December 29, 1997, as amended on February 1, 2001, with David O’Reilly.  Such agreement, as amended, provides for supplemental retirement benefits for a period of ten years beginning with the date of Mr. O’Reilly’s retirement.  Benefits under the agreement include an annual salary, adjusted annually for inflation, full participation in the Company’s health insurance program, full participation in the Company’s medical reimbursement plan for senior management, use and maintenance of a Company vehicle and premiums for split-dollar life insurance.  Pursuant to this agreement, Mr. O’Reilly has agreed, for so long as he is receiving payments thereunder, to adhere to certain confidentiality obligations and refrain from engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.  If Mr. O’Reilly had retired from the Company on December 31, 2022, his first-year annual salary payment would have totaled approximately $226,000, and his other benefits under this agreement for the first year would have totaled approximately $18,000.

Director Compensation

Please see the “Compensation of Directors” section of this proxy statement for a discussion of the manner in which the Company’s directors are compensated.

Certain Relationships and Related Transactions

The Company leases certain land and buildings related to 68 of its O’Reilly Auto Parts stores and one surplus property under fifteen- and twenty-year operating lease agreements with entities in which David O’Reilly and Larry O’Reilly, or members of their families, are affiliated.  In addition, the Company leases certain land and buildings related to two of its O’Reilly Auto Parts stores under fifteen-year operating lease agreements with Greg Henslee.  Generally, these lease agreements provide for renewal options for an additional five years at the option of the Company and the lease agreements are periodically modified to further extend the lease term for specific stores under the agreements.  The total aggregate lease payments paid by the Company to the entities and individuals above was $4.7 million for the year ended December 31, 2022.  The Company believes that the terms and conditions of the transactions with affiliates described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

Approval or ratification of transactions with related persons

Pursuant to the terms of the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all proposed transactions between the Company, any of the Company’s Officers or Directors, or relatives or affiliates of any such Officers or Directors, to ensure that such related party transactions are on a similar economic basis as a like transaction that occurred at arm’s length with an independent third party and are in the Company’s overall best interest and in the best interest of the Company’s shareholders.  The quarterly Audit Committee meeting includes a standing agenda item for the review of such related party transactions.  The Audit Committee has not adopted any specific procedures for the conduct of the reviews, rather each transaction is considered in light of the individual facts and circumstances.  In the course of its review and approval of a transaction, the Audit Committee considers the following, among other factors it deems appropriate:

●	whether the transaction is fair and reasonable to the Company;
●	the business reasons for the transaction;
●	whether the transaction would impair the independence of one or more of the Company’s Officers or Directors; and
●	whether the transaction is material, taking into account the significance of the transaction.

During 2022, all related party transactions were reviewed in accordance with the above procedures.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such individuals are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of the copies of such forms furnished to it and written representations with respect to the timely filing of all reports required to be filed, it believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions for the year ended December 31, 2022, except for a late Form 5 filing dated November 9, 2022, made on behalf of Larry O’Reilly reporting transactions made on July 27, 2020, and June 2, 2021.

AUDIT COMMITTEE REPORT

The Audit Committee functions pursuant to a written charter, which may be viewed on the Company’s website at www.OReillyAuto.com.  In compliance with that charter and in connection with the December 31, 2022, financial statements, the Audit Committee

●	reviewed and discussed with management the Company’s audited financial statements as of, and for the year ended, December 31, 2022;
●	discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
●	received from the independent auditors the written disclosures and the letter regarding the auditor’s independence required by the applicable requirements of the PCAOB and has discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF O’REILLY AUTOMOTIVE, INC.

Thomas T. Hendrickson

Chair of the Audit Committee

Jay D. Burchfield

Member of the Audit Committee

John R. Murphy

Member of the Audit Committee

Dana M. Perlman

Member of the Audit Committee

Maria A. Sastre

Member of the Audit Committee

Andrea M. Weiss

Member of the Audit Committee

Fred Whitfield

Member of the Audit Committee

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is required to provide shareholders with an opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of its NEOs.  This proposal is commonly referred to as a “Say-on-Pay” proposal.  As required by these rules, the Company is asking you to vote FOR the adoption of the following resolution:

“Resolved, that the compensation paid to the Company’s NEOs, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders should review the Company’s compensation of its NEOs in the “Compensation Discussion and Analysis” (“CD&A”) section herein and Human Capital and Compensation Committee report included in these proxy materials.  As described in the CD&A, the Company’s executive officer compensation programs are designed around the following elements:

●	recruiting and retaining qualified Team Members,
●	the career development and progression of the Company’s Team Members, and
●	observed industry practices.

The main objective of the Company’s compensation philosophy is to provide its executive officers and management with a total compensation package that is competitive and equitable and that encourages and rewards performance based in part upon the Company’s performance in terms of increases in share value.  The Company believes that aligning the interests of its executives and management with those of its shareholders further promotes the success of not only the Company, but also its Team Members.  The Company’s executive compensation policies are focused upon both short-term and long-term incentives and goals.  The Company believes that such policies do not create incentives for inappropriate individual or collective risk taking.  The Company also believes that the current programs do not create any incentives with respect to individual or collective behavior that are likely to have a material adverse effect upon either its risk profile or overall approach to risk management.

The Company also has adopted an incentive compensation clawback policy and entered into change in control agreements with the Company’s executives that do not contain excise tax gross-up provisions, as described in more detail above under the description “Clawback policy” and under the description “Potential Payments on Termination or Change in Control” in this proxy statement.

As this vote is advisory in nature, this proposal does not bind the Company to any specific course of action.  However, the Human Capital and Compensation Committee, which is responsible for designing and implementing its executive compensation packages, values the opinions expressed by the Company’s shareholders in this vote and will consider the outcome of the vote when making decisions on future executive compensation packages.

Although this vote is advisory in nature and does not impose any action on the Company or the Human Capital and Compensation Committee of the Board, the Company strongly encourages all shareholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES

Pursuant to Section 14Aof the Exchange Act, every six years, the Company is required to provide shareholders with an opportunity to vote, on an advisory (non-binding) basis, as to whether the Company should hold an advisory vote on executive compensation every one, two or three years.  Shareholders may also abstain from voting on the matter.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on executive compensation to shareholders, the Board recommends submitting the advisory vote on the compensation of the NEOs to the Company’s shareholders every year (annually).  The Company’s executive compensation programs are designed to support its long-term business strategy, and an annual vote will allow shareholders to more frequently assess the program in relation to the Company’s annual and long-term performance.  As described in the “Compensation Discussion and Analysis” section herein, one of the core principles of the Company’s executive compensation program is to ensure management’s interests are aligned with its shareholders’ interests to support long-term value creation.  While the Board acknowledges that a biennial or triennial vote is consistent with its long-term focus on performance and executive equity incentives, the Board believes that companies benefit from the rigor and discipline of having to annually submit their executive compensation to shareholder vote, for the reasons outlined below.

An annual vote will provide the Company with the regular input required to proactively respond to shareholders’ sentiments and implement any necessary changes as soon as reasonably possible.  The Board carefully reviews and evaluates appropriate changes to the program each year to maintain the consistency and credibility of the program, which is important in motivating and retaining the Company’s Team Members.  The Board, therefore, believes that an annual vote is an appropriate frequency to provide the Company’s management and the Board the ability to regularly assess shareholders’ input and to implement any appropriate changes to the Company’s executive compensation program.

Generally, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting would be required for the approval of a proposal.  However, because this vote for this proposal is advisory in nature, if no one single choice (one year, two years or three years) receives a total majority of the votes, the frequency receiving the most votes will be considered the preference of the shareholders.

As this vote is advisory in nature, this proposal does not bind the Company to any specific course of action.  However, the Human Capital and Compensation Committee of the Board, which will be ultimately responsible for determining the frequency of future compensation votes, values the opinions expressed by the Company’s shareholders and will consider the outcome of the vote when making decisions on the frequency of future advisory votes on executive compensation.

Although this vote is advisory in nature and does not impose any action on the Company or the Human Capital and Compensation Committee of the Board, the Company strongly encourages all shareholders to vote on this matter.  The next advisory vote on the frequency of future say on pay votes is expected to occur in 2029.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “ONE YEAR” FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s financial statements.  As part of this responsibility, the Audit Committee considers the firm’s independence, qualifications, performance, and whether the independent registered public accounting firm should be rotated, as well as the impact of such a rotation.  The Audit Committee is also involved in the selection and approval of the Lead Audit Partner who, in compliance with Sarbanes-Oxley requirements, rotates every five years.  The last Lead Audit Partner rotation occurred in 2020.  Pursuant to these requirements, the Company will have a new Lead Audit Partner in 2025.

At the Annual Meeting of Shareholders held on May 12, 2022, the Company’s shareholders ratified the selection of Ernst & Young (“E&Y”) as the Company’s independent auditors for the year ending December 31, 2022.

It is the Audit Committee’s policy that the Company’s independent auditors be engaged to provide primarily audit and audit-related services.  However, pursuant to the policy, in certain circumstances and using stringent standards in its evaluation, the Audit Committee may authorize the Company’s independent auditors to provide tax or other non-audit related services when it determines that the Company’s independent auditors will be the most efficient and effective service provider.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor.  The policy provides for preapproval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.  The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Committee at its next scheduled meeting.  Each year prior to engaging the Company’s independent auditor, the Company submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

All services provided by the Company’s independent auditor during 2022 were preapproved in accordance with this policy.

The Audit Committee, after review and discussion with the Company’s independent auditor of the preceding information, determined that the provision of these services was compatible with maintaining the Company’s independent auditor’s independence.

Fees Paid to Independent Registered Public Accounting Firm

The following table summarizes the fees billed by E&Y for audit and other professional services during the years ended December 31, 2022 and 2021:

	For the Year Ended
	December 31,
	2022	2021
Audit fees (a)	$2,212,734	$1,976,812
Audit-related fees (b)	33,990	48,386
Tax fees (c)	387,061	338,734
Total Fees	$2,633,785	$2,363,932
(a)

Consists of fees and expenses billed for the audit of the Company’s consolidated financial statements, the audit of the effectiveness of internal control over financial reporting and the review of the Company’s quarterly reports on Form 10-Q for such year and reviews in connection with documents filed with the SEC.

(b)	Consists of fees and expenses billed for the annual audit of the Company’s employee benefit plans and other audit-related services.
(c)	Consists of fees and expenses billed for tax advisory services, including compliance, planning and advice.

The Audit Committee of the Board has selected Ernst & Young LLP (“E&Y”) as the Company’s independent auditors for the year ending December 31, 2023, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting.  E&Y has audited the Company’s financial statements since 1992.  Representatives of E&Y are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

None of the Company’s Bylaws, other governing documents, Missouri or federal law, or The Nasdaq Global Select Market Listing Qualifications requires shareholder ratification of the selection of E&Y as the Company’s independent auditors.  However, the Audit Committee is submitting the selection of E&Y to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 5 – SHAREHOLDER PROPOSAL ENTITLED “INDEPENDENT BOARD CHAIRMAN”

The Company has been advised that Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has indicated he is a beneficial owner of no fewer than 10 shares of the Company’s common stock, intends to submit the following proposal at the Annual Meeting:

“Proposal 5 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

It is a best practice to adopt this policy soon. However, this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO and management.

This proposal is important to O’Reilly Automotive because the Board can give the 2 most important jobs at O’Reilly Automotive, Chairman and CEO, to one person on short notice.

Plus there is no provision for an enhanced role for a Lead Director when one person holds the 2 most important jobs at O’Reilly Automotive. This proposal topic won nearly 40% support at the 2020 O’Reilly Automotive meeting in spite of not pointing out the lack of an enhanced role for a Lead Director.

Please vote yes:

Independent Board Chairman – Proposal 5”

The Company’s Statement in Opposition to Proposal 5:

The Board recommends a vote AGAINST proposal 5, as the Board believes the proposal is unnecessary and not in the best interests of the shareholders.

The roles of the Chairman and Chief Executive Officer are currently separate.

The Company already has a separate Chairman and Chief Executive Officer, contrary to the proponent’s implications, and those positions have been filled by separate individuals for the last 18 years.  Nevertheless, the Board has carefully considered and approved its current leadership structure and firmly believes that such structure is appropriate and in the best interests of the Company and its shareholders.  In particular, the Board believes that its current leadership structure allows our Chief Executive Officer to focus on developing and implementing the Company’s business strategies and objectives and supervising day-to-day business operations and allows our Chairman to lead the Board in its oversight and advisory roles.  The Board also believes that the current separation of the Chairman and Chief Executive Officer roles provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

In addition, since 2008, the Board has had an Independent Lead Director.  We believe that the Independent Lead Director provides strong, independent leadership and aids the Board in meeting its fiduciary obligations to the Company and its shareholders. Our Independent Lead Director carries a clear mandate and has significant authority and responsibilities, including presiding at the executive sessions of the independent directors and coordinating the activities of the other independent directors.

A flexible leadership structure is the most effective for the Company and our shareholders.

The Company does not have a formal policy requiring that the positions of Chairman and Chief Executive Officer be separated or requiring that the position of Chairman be filled only by an independent director.  Instead, the Board believes that the Company and its shareholders are best served when leadership choices are made by the Board on a case-by-case basis – rather than be dictated by a predetermined policy.  This approach provides the Board with the necessary flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time.  Although the Company has separated the roles of Chairman and Chief Executive Officer for 18 years, adopting a rigid requirement to split these positions would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman regardless of what the Board believes to be in the best interests of the Company and its shareholders.

In addition, the Board effectively oversees management and provides vigorous oversight of the Company’s business and affairs.  The Board and its standing committees, which consist entirely of independent directors, vigorously oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives.  Consequently, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, the selection and evaluation of directors, and the development and implementation of corporate governance programs.  Moreover, as described above, the Board has adopted a practice of appointing an Independent Lead Director who is charged with acting as a liaison among other directors, with management and between Board committees and the Board.  The Independent Lead Director could also preside at Board meetings in the absence of the Chairman.  This position improves the functionality of the Board and its Committees and aids in the fiduciary obligations each director has to the Company and its shareholders.

The Company’s long track record of strong performance demonstrates that the Company’s existing corporate governance policies are effective.

The Board also believes that the proposal seeks to advance a solution to a problem that does not exist at the Company.  In particular, the proposal ignores the tremendous shareholder value created by the Company’s outstanding long-term performance and the Board and management’s exceptional leadership.  For example, the Company’s stock price grew from $240.54 at the end of 2017 to $844.03 at the end of 2022, representing a total shareholder return of 351% over the most recent five-year period.  By comparison, the total shareholder return of the S&P 500 Index during the same five-year period was 144%.  The strong performance of the Company’s stock in both absolute and relative terms underscores the fact that the proposal does not seek to address any performance-related deficiencies at the Company.

The Board further believes that the current leadership model, when combined with our independent board governance structure, provides strong and consistent leadership and independent and effective oversight of the Company’s business and affairs.  The proposal attempts to impose an inflexible policy that does not permit the Board, regardless of the circumstances, to exercise judgment about which arrangements would best serve the interests of our shareholders.  The Board does not believe that adoption of such policy is the right approach nor necessary for the Company or its shareholders.

Given the current separation of the Chairman and Chief Executive Officer roles, coupled with the Company’s strong corporate governance policies and long track record of performance, the Board believes that adoption of the proposal is unnecessary and not in the best interest of the Company or its shareholders.  Further, our shareholders affirmed this view by rejecting a substantially similar proposal submitted by the same proponent at both our 2016 and 2020 annual meetings of shareholders.

Recommendation of the Board:

For the foregoing reasons, the Board of Directors recommends that you vote “AGAINST” proposal 5 to adopt an independent board chairman policy.  As with all proposals, if the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THE SHAREHOLDER PROPOSAL ENTITLED “INDEPENDENT BOARD CHAIRMAN.”

EQUITY COMPENSATION PLANS

The following table sets forth shares authorized for issuance under the Company’s equity compensation plans as of December 31, 2022 (in thousands, except weighted-average exercise price):

	(A)	(B)	(C)
Number of securities remaining
	Number of securities to be	Weighted-average	available for future issuance
	issued upon exercise of	exercise price of	under equity compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights (a)	column (A)).
Equity compensation plans approved by shareholders	1,069	$356.76	5,575
Equity compensation plans not approved by shareholders	—	—	—
Total	1,069	$356.76	5,575
(a)	Includes weighted average exercise price of outstanding stock options.

ANNUAL REPORT

The Annual Report of the Company for the year ended December 31, 2022, containing, among other things, audited consolidated financial statements of the Company, accompanies this proxy statement.

FUTURE PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be presented at the 2024 Annual Meeting and included in the Company’s proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by December 2, 2023.  In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, the Company’s Bylaws require that such proposals must be submitted, not later than February 18, 2024, and not earlier than January 19, 2024.  In order for director nominations to be included in the Company’s proxy materials pursuant to the Bylaws, nominations must comply with the requirements and conditions of the Bylaws, including the delivery of proper notice to the Secretary of the Company at the Company’s address appearing on the first page of this proxy statement not later than December 2, 2023, and not earlier than November 2, 2023.

OTHER BUSINESS

The Board knows of no business to be brought before the Annual Meeting other than as set forth in this proxy statement.  If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

MISCELLANEOUS

The Company will pay the cost of soliciting proxies in the accompanying form.  In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, fax or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

Shareholders are urged to mark, sign, date and send in their proxies without delay or vote via telephone or Internet using the instructions on the proxy card.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with the Company’s Board, specific individual Directors or the independent Directors as a group, may do so by directing a written request addressed to such Director(s) in care of the Corporate Secretary at 233 South Patterson Avenue, Springfield, Missouri, 65802 or via e-mail through its website at www.OReillyAuto.com.  Such communication will be directed to the intended Director, group of Directors or the entire Board, as the case may be.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this proxy statement or Annual Report is being delivered to multiple shareholders sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies.  The Company will deliver promptly upon oral or written request a separate copy of the proxy statement or Annual Report, as applicable, to any shareholder at your address.  If you wish to receive a separate copy of the proxy statement or Annual Report, you may call the Secretary of the Company at (417) 874-7280, or send a written request to O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.  Alternatively, shareholders sharing an address who now receive multiple copies of the proxy statement or Annual Report may request delivery of a single copy, also by calling the Secretary of the Company at the number or writing to the Company at the address listed above.

ADDITIONAL INFORMATION

Additional information regarding the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Company with the SEC.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (as filed with the SEC), including financial statements and financial statement schedules (excluding most exhibits), is available to shareholders without charge, upon written request to O’Reilly Automotive, Inc., 233 South Patterson Avenue, Springfield, Missouri 65802, Attention: Secretary.

By Order of the Board of Directors

Julie Gray

Secretary

Springfield, Missouri

March 31, 2023

O’REILLY AUTOMOTIVE, INC.

You are cordially invited to attend the Annual Meeting of Shareholders of O’Reilly Automotive, Inc., to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/ORLY2023 on Thursday, May 18, 2023, at 9:00 a.m. Central Time.  You must enter the 16-digit control number found on your proxy card, voting instruction form or Important Notice Regarding the Availability of Proxy Materials, to access the virtual meeting.  If you do not have a control number, you may access the meeting as a guest.

2022 HIGHLIGHTS

●	30th consecutive year of positive comparable store sales increases
●	Comparable store sales increase of 6.4%
●	8% increase in sales to $14.41 billion
●	Gross profit of 51.2% of sales
●	Net income increased to $2.17 billion
●	Diluted EPS increased 8% to $33.44
●	Total store count increased to 5,929 stores in 47 U.S. states and 42 stores in Mexico

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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PROXY

O’REILLY AUTOMOTIVE, INC.

Annual Meeting of Shareholders

Thursday, May 18, 2023

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints Greg Henslee, David O’Reilly and Larry O’Reilly, and any of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote as the undersigned designates, all shares of Common Stock of O’Reilly Automotive, Inc., a Missouri corporation, held by the undersigned on March 9, 2023, at the Annual Meeting of Shareholders to be held on May 18, 2023, at 9:00 a.m. Central Time, or at any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 4, “ONE YEAR” ON PROPOSAL 3, AND “AGAINST” PROPOSAL 5, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side.

VOTE BY INTERNET

Before the Annual Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, May 17, 2023.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

During the Annual Meeting – Go to www.virtualshareholdermeeting.com/ORLY2023

You may attend the meeting via the Internet and vote during the meeting.  Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, May 17, 2023.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return in the postage-paid envelope we have provided or return to O’Reilly Automotive, Inc. Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by O’Reilly Automotive, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

O’REILLY AUTOMOTIVE, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, and 4, “One Year” on Proposal 3 and AGAINST Proposal 5 (as described in the accompanying Proxy Statement):

1.	Election of Director Nominees:			For	Against	Abstain
	1a.	David O’Reilly		☐	☐	☐
	1b.	Larry O’Reilly		☐	☐	☐
	1c.	Greg Henslee		☐	☐	☐
	1d.	Jay D. Burchfield		☐	☐	☐
	1e.	Thomas T. Hendrickson		☐	☐	☐
	1f.	John R. Murphy		☐	☐	☐
	1g.	Dana M. Perlman		☐	☐	☐
	1h.	Maria A. Sastre		☐	☐	☐
	1i.	Andrea M. Weiss		☐	☐	☐
	1j.	Fred Whitfield		☐	☐	☐
2.	Advisory vote to approve executive compensation.			☐	☐	☐
			1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on the frequency of future say on pay votes.		☐	☐	☐	☐
				For	Against	Abstain
4.	Ratification of appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2023.			☐	☐	☐
5.	Shareholder proposal entitled “Independent Board Chairman.”			☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date